                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement             [ ] Confidential, For Use of the
                                                Commission Only
                                                (as permitted by Rule
                                                14a-6(e)(2))
[ ] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               STERIS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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

                               STERIS CORPORATION
             5960 Heisley Road  *  Mentor, Ohio 44060-1834  *  USA

TO OUR SHAREHOLDERS:

     The 1998 Annual Meeting of Shareholders of STERIS Corporation will be held at 9:00 a.m., Eastern Daylight-Saving Time, on Thursday, July 23, 1998, at the Company's headquarters, 5960 Heisley Road, Mentor, Ohio, USA. At the Annual Meeting, shareholders will be asked to elect four directors for terms running through the 2000 Annual Meeting, to approve an amendment to the Articles of Incorporation increasing the authorized number of Common Shares, to approve a senior executive management incentive compensation plan, and to approve a new long-term incentive stock plan. Management will also report on fiscal year 1998 results. We urge you to attend the meeting and to vote FOR the nominees for Director listed in the Proxy Statement, FOR the amendment to the Articles of Incorporation increasing the authorized number of Common Shares, FOR the STERIS Corporation Senior Executive Management Incentive Compensation Plan, and FOR the STERIS Corporation 1998 Long-Term Incentive Stock Plan.

     The formal notice of the meeting and the Proxy Statement containing information relative to the meeting follow this letter. We urge you to read the Proxy Statement carefully.

     PLEASE SIGN AND RETURN THE ENCLOSED PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING TO ASSURE YOUR SHARES WILL BE VOTED. If you do attend the meeting, and the Board of Directors joins me in hoping that you will, there will be an opportunity to revoke your Proxy and to vote in person if you prefer.

                                            Sincerely,

                                            /s/ Bill R. Sanford

                                            BILL R. SANFORD
                                            Chairman of the Board, President,
                                            and Chief Executive Officer

June 19, 1998

                               STERIS CORPORATION
             5960 Heisley Road  *  Mentor, Ohio 44060-1834  *  USA

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 JULY 23, 1998

     The Annual Meeting of Shareholders of STERIS Corporation will be held at 9:00 a.m., Eastern Daylight-Saving Time, on Thursday, July 23, 1998, at the Company's headquarters, 5960 Heisley Road, Mentor, Ohio, USA, for the following purposes:

        1. To elect four directors to serve until the 2000 Annual Meeting;

        2. To approve an amendment to the Articles of Incorporation to increase the authorized number of Common Shares;

        3. To approve the STERIS Corporation Senior Executive Management Incentive Compensation Plan;

        4. To approve the STERIS Corporation 1998 Long-Term Incentive Stock
           Plan;

        5. To receive the reports of officers; and

        6. To transact such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on June 12, 1998, as the record date for determining shareholders entitled to notice of the meeting and to vote.

     The Company's integrated Annual Report to Shareholders and Form 10-K for the year ended March 31, 1998, is being mailed to shareholders with the Proxy Statement. The Proxy Statement accompanies this Notice.

                                            By Order of the Board of Directors

                                            /s/ David C. Dvorak

                                            DAVID C. DVORAK
                                            Secretary

June 19, 1998

     PLEASE SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE, WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                               STERIS CORPORATION
             5960 Heisley Road  *  Mentor, Ohio 44060-1834  *  USA

                                PROXY STATEMENT

                         ANNUAL MEETING, JULY 23, 1998

THE PROXY AND     This Proxy Statement is being mailed on or about June 19,
SOLICITATION      1998, to the shareholders of STERIS Corporation ("STERIS" or the "Company") of record as of the close of business on June
                  12, 1998 (the "Record Date"), in connection with the
solicitation by the Board of Directors of the enclosed form of Proxy for the Annual Meeting of Shareholders to be held at 9:00 a.m., Eastern Daylight-Saving Time, on Thursday, July 23, 1998, at the Company's headquarters, 5960 Heisley Road, Mentor, Ohio, USA. Pursuant to the Ohio General Corporation Law, a shareholder may revoke a writing appointing a Proxy either by giving notice to the Company in writing or in open meeting. The cost of soliciting the Proxies will be borne by the Company. STERIS has engaged a professional proxy solicitation firm, Georgeson & Company, Inc., to aid in the solicitation of Proxies, for whose services the Company will pay a fee of not more than $10,000.



VOTING            The Company has XXX Common Shares outstanding and entitled to
SECURITIES        vote at the Annual Meeting, each of which is entitled to one vote. The Board of Directors fixed the close of business on June 12, 1998, as the record date for determining the shareholders entitled to notice of the meeting and to vote. Under the Ohio General Corporation Law, the shares may be voted cumulatively in the election of directors if (a) notice in writing is given by any shareholder to the President, a Vice President, or the Secretary of the Company not less than forty-eight hours before the time fixed for holding the meeting that the shareholder desires the voting in the election to be cumulative and (b) an announcement of the giving of the notice is made upon the convening of the meeting by the Chairman or the Secretary or by or on behalf of the shareholder giving the notice. If voting in the election of directors is cumulative, each shareholder will have the right to cumulate the shareholder's votes and to give one nominee a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are entitled, or the shareholder may distribute the shareholder's votes on the same principle among two or more nominees. In the event of cumulative voting, the persons named in the enclosed Proxy will vote the shares represented by valid Proxies on a cumulative basis for the election of the nominees listed on page 11, allocating the votes among the nominees in accordance with their best judgment.

         Common Shares represented by properly executed Proxies will be voted in accordance with specifications made thereon. If no specification is made, Proxies will be voted FOR the election of the nominees named herein, FOR approval of the amendment to the Articles of Incorporation to increase the authorized number of Common Shares, FOR approval of the STERIS Corporation Senior Executive Management Incentive Compensation Plan, and FOR approval of the STERIS Corporation 1998 Long-Term Incentive Stock Plan. Abstentions and broker non-votes, unless a broker's authority to vote on a particular matter is limited, are tabulated in determining the votes present at a meeting. Consequently, an abstention or a broker non-vote (assuming a broker has unlimited authority to vote on the matter) has the same effect as a vote against a director nominee or against the approval of a proposal, as each abstention or broker non-vote would be one less vote for a director nominee or for the approval of a proposal.

         Directors are elected and other actions are generally taken by a majority vote of those shareholders present or represented by Proxy at the Annual Meeting of Shareholders, provided that a quorum is present or represented at the meeting. Approval of the amendment to the Articles of Incorporation requires the affirmative vote of a majority of the outstanding Common Shares.

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PURPOSES OF       The Annual Meeting has been called for the purposes of (1)
ANNUAL MEETING    electing directors of the class whose term of office expires in 2000, (2) approving an amendment to the Articles of Incorporation increasing the authorized number of Common
                  Shares, (3) approving the STERIS Corporation Senior
Executive Management Incentive Compensation Plan, (4) approving the STERIS Corporation 1998 Long-Term Incentive Stock Plan, (5) receiving the reports of officers, and (6) transacting such other business as may properly come before the meeting.

     The three persons named in the enclosed Proxy have been selected by the Board of Directors and will vote shares represented by valid Proxies. They have indicated that, unless otherwise specified in the Proxy, they intend to vote to elect as directors of Class II the four nominees listed on page 11, to approve an amendment to the Articles of Incorporation increasing the authorized number of Common Shares, to approve the STERIS Corporation Senior Executive Management Incentive Compensation Plan which is summarized on pages 3 and 4, and to approve the STERIS Corporation 1998 Long-Term Incentive Stock Plan which is summarized on pages 5 through 9.


ELECTION OF       STERIS has a classified board system, with the Board of
DIRECTORS         Directors divided into two classes (Classes I and II), the members of which serve staggered two-year terms. The terms of the current Class II Directors expire at the 1998
                  Annual Meeting. The nominees for election at the 1998 Annual
Meeting for each of the four seats in Class II are all incumbent members of the Board of Directors who were last elected by the shareholders at the 1996 Annual Meeting.

     The Board of Directors recommends a vote FOR the election of the four nominees listed on page 11.

     The Board of Directors has no reason to believe that any of the nominees will be unable to serve as a director. In the event, however, of the death or unavailability of any nominee or nominees, the Proxy to that extent will be voted for such other person or persons as the Board of Directors may recommend.


APPROVAL OF       STERIS's Amended Articles of Incorporation (the "Articles")
AMENDMENT TO      presently authorize the issuance of 100 million Common
ARTICLES OF       Shares. The Board of Directors recommends an increase in the
INCORPORATION     number of authorized Common Shares from 100 million to 300
TO INCREASE       million Common Shares. The proposal will not affect the
AUTHORIZED        number of authorized Serial Preferred Shares, which will
NUMBER OF         remain at 3 million.
COMMON SHARES
                  As of March 31, 1998, there were 34,010,768 Common Shares issued and outstanding and 3,629,003 Common Shares were reserved for issuance in connection with employee stock option plans and the nonemployee director stock option and restricted stock plan. In addition, under the STERIS
                  Shareholders Rights Agreement, STERIS is required to reserve and keep available sufficient Common Shares to permit the exercise of all outstanding rights, which requires a reservation of 37,639,771 Common Shares as of March 31, 1998. Accordingly, as of March 31, 1998, 75,279,542 Common Shares were either issued or reserved for existing plans and the Shareholders Rights Agreement, leaving fewer than 25 million Common Shares available.

     The Board of Directors believes that it is advisable to have additional Common Shares authorized for issuance in order to facilitate stock splits, stock dividends, future financings, and other distributions and to enable STERIS to take advantage of favorable market conditions or attractive business opportunities. Having such additional authorized shares available will give STERIS greater flexibility by permitting such shares to be issued without the delay and expense incident to holding a special meeting of shareholders.

     The subsequent issuance by STERIS of Common Shares, including the additional shares that would be authorized if this proposed amendment to the Articles is adopted, may dilute the present equity ownership position of current holders of Common Shares. STERIS has no current plans, understandings, or agreements for issuing the additional shares that are to be authorized by the proposed amendment. Holders of Common Shares do not have pre-emptive rights with respect to the issuance of additional shares by STERIS.


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

     The proposal to increase the authorized number of Common Shares could be viewed as having an anti-takeover effect. Authorized but unissued and unreserved Common Shares could be issued by the Board of Directors to make a change in control of STERIS more difficult by diluting the stock ownership of those seeking to obtain control of STERIS.

     In order to effect an increase in the number of authorized Common Shares, it is proposed that Article Fourth of the Articles be amended to read as follows:

        FOURTH. The authorized number of shares of the Corporation is 303 million of which 300 million shall be Common Shares, without par value (the "Common Shares"), and 3 million shall be Serial Preferred Shares, without par value (the "Serial Preferred Shares").

     Vote Required. Pursuant to Article Seventh of the Articles, the affirmative vote of a majority of the outstanding Common Shares is required to adopt this proposal to amend the Articles to increase the authorized number of Common Shares.

     The Board of Directors recommends a vote FOR approval of the amendment to the Articles of Incorporation to increase the authorized number of Common Shares to 300 million.

APPROVAL OF       The Board of Directors has adopted, subject to shareholder
SENIOR EXECUTIVE  approval, the STERIS Corporation Senior Executive Management
MANAGEMENT        Incentive Compensation Plan (the "Senior Incentive Plan") to
INCENTIVE         provide incentive compensation to certain executive officers
COMPENSATION      of the Company in such a manner that the incentive
PLAN              compensation can be fully deductible by the Company for
                  federal income tax purposes. Section 162(m) of the Internal
                  Revenue Code of 1986, as amended (the "Internal Revenue
Code"), prevents a publicly-traded corporation from taking a tax deduction for certain compensation in excess of $1 million per year that it or any subsidiary pays to specified executives. Those specified executives are the Chief Executive Officer and the four other executive officers for whom proxy disclosure is required ("Covered Employees"). Compensation that is contingent on the attainment of performance goals is excluded from the deduction limit and is therefore deductible without regard to the $1 million limit. To qualify for this performance-based exemption, the material terms pursuant to which the compensation is to be paid (including a description of the employees eligible to receive compensation under the plan, a description of the business criteria on which the plan's performance goals are based, and the maximum amount that may be paid to any Covered Employee under the plan) must be approved by the shareholders of the corporation.

     The Compensation Committee of the Board of Directors (the "Committee") selects participants in the Senior Incentive Plan, selects the performance criteria and performance goals for each performance period, determines the amount of the award opportunity for each participant, and administers and interprets the Senior Incentive Plan. Payment by STERIS of awards pursuant to the Senior Incentive Plan is contingent on shareholder approval; if shareholder approval is not obtained, no awards will be paid under the Senior Incentive Plan.

     The employees who are eligible to receive compensation under the Senior Incentive Plan are those executive officers of STERIS whose annual incentive compensation for any taxable year of STERIS commencing on or after April 1, 1998 the Committee anticipates would not be deductible by the Company in whole or in part unless the incentive compensation qualifies as "performance-based" under
Section 162(m). An eligible employee may (but need not) be selected to participate in the Senior Incentive Plan for all or any part of any fiscal year as the Committee may specify. Other employees of STERIS are eligible to earn annual incentive compensation under the Company's Management Incentive Compensation Plan (the "MICP"). An employee selected to participate in the Senior Incentive Plan for any period is ineligible to be a participant for that period in the MICP. For fiscal 1999, Mr. Sanford is the only person eligible to be selected to participate in the Senior Incentive Plan. Other employees may be eligible to participate in the Senior Incentive Plan in the future, depending on the levels and character of compensation payable to other executive officers in the future.

     The method for computing the amount of compensation that each participant will be paid under the Senior Incentive Plan will be selected by the Committee and stated in terms of an objective formula or standard that

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

precludes discretion to increase the amount that will be due upon attainment of the goals. The Committee will retain discretion under the Senior Incentive Plan to reduce an award at any time before it is paid.

     Under the Senior Incentive Plan, the performance goals for any performance period may be based on any of the following business criteria, either alone or in any combination, and on either a consolidated or business unit level, as the Committee may in each case determine: return on net assets, return on capital employed, economic value added, level of sales, net revenue, earnings per share, income before income taxes and the cumulative effect of accounting changes, operating income, net income, earnings before interest and taxes, return on equity, total shareholder return, market valuation, cash flow, completion of acquisitions, product and market development, and customer satisfaction criteria. The foregoing terms shall have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items, as the Committee may specify: extraordinary, unusual, or nonrecurring items; effects of accounting changes; effects of currency fluctuations; effects of financing activities; expenses for restructuring or productivity initiatives; nonoperating items; acquisition expenses; and effects of divestitures. Any of the foregoing criteria may apply to a participant's award opportunity for any period in its entirety or to any designated portion of the award opportunity, as the Committee may specify.

     The performance goals that have been established by the Committee for fiscal 1999 are based on net revenue, operating income, and net income. The Committee has determined that these three items will be calculated in accordance with generally accepted accounting principles, consistently applied, excluding the effects of acquisitions, disposals, significant reorganizations, and debt or equity financings. Under the Senior Incentive Plan, the Committee may use the same criteria or any one or more of the other criteria described above for awards in future years.

     The maximum amount of compensation that may be paid under the Senior Incentive Plan to any participant for any fiscal year is $3,000,000. For fiscal 1999, the maximum amount of incentive compensation that it is anticipated may be paid to Mr. Sanford is equal to the lesser of 200% of his base salary or $1,000,000. During fiscal 1998, Mr. Sanford earned incentive compensation of $564,823 under the Company's 1998 Management Incentive Compensation Plan. For fiscal 1998, that plan used performance criteria similar to those selected by the Committee for the Senior Incentive Plan for fiscal 1999.

     All payments pursuant to the Senior Incentive Plan are to be made in cash, unless the Committee determines otherwise, and only after the Committee certifies that the performance goals for the period have been satisfied.

     The Senior Incentive Plan is in effect for the fiscal year commencing April 1, 1998 and will continue in effect for subsequent years unless and until terminated by the Board. The Board may amend, modify, or terminate the Senior Incentive Plan at any time, provided that no such amendment, modification, or termination may adversely affect the incentive opportunity of any participant with respect to the portion of the year elapsed before the date of the amendment, modification, or termination, without the participant's written consent.

     For fiscal 1999, Mr. Sanford is the only participant in the Senior Incentive Plan. While the actual amounts payable under the Senior Incentive Plan for fiscal 1999 are not determinable, the Committee has set the maximum incentive compensation award opportunity for fiscal 1999 for Mr. Sanford at $1,000,000. The maximum award under the Senior Incentive Plan will be earned only if specified performance criteria fixed by the Committee are attained, the Committee does not exercise its discretion to reduce the maximum award opportunity, and the participant remains in the Company's employment for the entire year.

     In general, awards will be paid under the Senior Incentive Plan for any period only to the extent the awards are earned by attainment of the objective performance goals applicable to those periods and the participant is continuously employed by STERIS throughout the period. The only exceptions to the continued employment requirement are (a) if employment terminates before the end of a fiscal year on account of (i) death, (ii) disability, or (iii) retirement or resignation with the consent of the Committee, or (b) there occurs a Change of Control (as defined in the Company's 1998 Long-Term Incentive Stock
Plan). In any of these special cases, the Company is to pay to the participant (or to the participant's personal representative) a pro rata award for the fiscal year in which the termination or Change of Control occurs equal to the participant's target award for the entire fiscal year (as determined by the Committee) multiplied by a fraction, the numerator of which is the number of full or partial

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calendar months between the beginning of the fiscal year and the date of termination or Change of Control and the denominator of which is twelve (net of any payments previously made with respect to that award opportunity).

     Approval of the Senior Incentive Plan requires the affirmative vote of the holders of a majority of the Common Shares represented in person or by proxy and entitled to vote at the Annual Meeting.

     The Board of Directors recommends a vote FOR approval of the Senior Executive Management Incentive Compensation Plan.

APPROVAL OF       STERIS's Board of Directors has adopted and recommended that
1998 LONG-TERM    the shareholders approve the STERIS Corporation 1998
INCENTIVE STOCK   Long-Term Incentive Stock Plan (the "Plan") pursuant to which
PLAN              employees of STERIS and its subsidiaries may be granted
                  options, stock appreciation rights, restricted shares, and performance shares. The Board is of the opinion that the ability to attract and retain outstanding executives and other key employees is critical to the continuing success of STERIS. The Board believes that the ability to grant stock options, stock appreciation rights, restricted shares, and performance shares under a flexible plan such as the Plan is important to the achievement of this objective and that the proposed Plan will allow STERIS to continue to provide key employees a significant identity of interest with STERIS and its shareholders.

     The Company has historically provided compensation to its key employees that is heavily weighted to short-term and long-term incentive compensation with the short-term incentive compensation consisting of quarterly and annual bonuses that are contingent upon achievement of financial goals set each year by the Board of Directors and with the long-term incentive compensation consisting of stock option grants with exercise prices equal to the fair market value of the Company's stock at the date of grant so that gain to the employee is contingent upon an increase in the value of the Company's Common Shares. The Board of Directors intends that incentive compensation, both short-term and long-term, remain a significant part of each key employee's total compensation as the Company becomes larger and, as a result, competes increasingly with other large corporations for talented employees. The Board believes that this policy is in the best interest of STERIS and its shareholders and that adoption and approval of the 1998 Long-Term Incentive Stock Plan is consistent with this policy.

     The Company has compared the rate at which it grants options to employees to the rates at which other high growth companies that are of similar revenue size (between $500 million and $1 billion) grant options to their employees. The 2.8% per annum rate at which the Company has granted options to employees is below the median of the rates at which options are granted by other high growth companies in this comparison group, while the Company's five-year compound annual growth rate is in the top quartile of this group.

     The following summary is a brief description of the Plan. This summary is qualified in its entirety by reference to the Plan, a copy of which is attached as Exhibit A.

     Types of Awards. The Plan provides for the grant of options, which may be "incentive stock options," within the meaning of Section 422 of the Internal Revenue Code, or nonqualified options, stock appreciation rights, restricted shares, and performance shares.

     Administration. The Plan will be administered by the Compensation Committee of the Board of Directors, which determines the participants to whom awards will be granted, the type and amount of awards to be granted, and the terms and conditions of awards under the Plan, including any applicable performance goals. The Committee interprets the Plan and is authorized to make all determinations and decisions thereunder. The Committee is intended to be at all times comprised solely of "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code and the treasury regulations thereunder and constituted in a manner that satisfies the "non-employee" director standard in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

     Participants. Awards may be granted to key employees of STERIS or a subsidiary selected by the Committee, including officers named in the Summary Compensation Table. As of May 31, 1998, STERIS and its subsidiaries employed approximately 4,500 individuals.

     Number of Shares Authorized and Certain Further Limits. A total of 1,650,000 Common Shares are reserved for issuance of awards under the Plan. This number is 4.84% of the number of Common Shares issued and outstanding as of May 31, 1998. No more than 300,000 Common Shares may be issued under the Plan as restricted shares; no more than 1,650,000 Common Shares may be issued under the Plan pursuant to awards of incentive stock options; and no more than 500,000 Common Shares may be subject to awards granted under the Plan to any one employee during any calendar year.

     The Plan does not amend or affect STERIS's existing stock option and equity compensation plans or its existing directors equity compensation plan. Awards will continue to be made under those plans up to the limits prescribed therein. The number of Common Shares remaining available for grants of additional awards under the Plan at any particular time will be reduced, upon the granting of any award, by the full number of Common Shares subject to that award (except in the case of those awards where the exercise of one award will reduce the number of Common Shares subject to another award, in which case the number of Common Shares remaining available will be reduced by the maximum number of Common Shares with respect to which the holder of the awards may receive value under those awards). If any award, for any reason, expires or is terminated, in whole or in part, without the receipt by an employee of Common Shares (or the equivalent thereof in cash or other property), the Common Shares subject to that part of the award that has so expired or terminated will again be available for the future grant of awards under the Plan.

     Option Terms. Options granted under the Plan will be subject to the following terms and conditions:

     Exercise Price of Options. The exercise price under an option, whether an incentive stock option or a nonqualified option, will not be less than the fair market value of the Common Shares, as determined by the Committee, on the date of grant. The closing sales price of STERIS Common Shares as reported on the NASDAQ National Market System on May 29, 1998, was $62.50 per share.

     The exercise price may be paid in such form as the Committee determines may be accepted, including, without limitation, cash, securities, other property, any combination thereof, or delivery of irrevocable instructions to a broker to promptly deliver to STERIS the amount of sale or loan proceeds from the Common Shares subject to the option to pay the exercise price. The Committee, in its sole discretion, may grant the right to transfer Common Shares acquired upon the exercise of a part of an option in payment of the exercise price payable upon immediate exercise of a further part of the option.

     Exercise and Term of Options. An option is exercisable in one or more installments at the time or times provided in the option agreement. Options granted under the Plan will expire at the time set forth in the grant, which cannot be later than ten years after grant in the case of an incentive stock option and ten years and one month after grant in the case of a nonqualified option.

     Transferability of Options. An option may be exercised only while the optionee is an employee and is not transferable except as set forth in this paragraph. An option may be exercised during the three months following termination of employment for any reason other than disability, death, or termination with cause. If an optionee's employment is terminated due to disability, an option may be exercised within a period of one year following such termination of employment. Upon the death of the holder of an incentive stock option or nonqualified option during employment or during the period following termination of employment when such option may be exercised, the optionee's executor or administrator or a permitted transferee of the option may exercise the option within a period of one year after the optionee's death.

     Stock Appreciation Rights. Stock appreciation rights ("SARs") may be granted under the Plan to provide holders of options granted under the Plan with an alternative method of realizing the benefits of those options.

     Amounts Payable upon Exercise of SARs. Upon exercise of a SAR and surrender of the related option, STERIS will pay to the holder of the SAR an amount equal to 100%, or such lesser percentage as the Committee may determine, of the excess of (a) the fair market value of the Common Shares subject to the related option on the date the SAR is exercised over (b) the exercise price for those Common Shares (the "spread"). This amount is payable by STERIS at the time of exercise in cash, in Common Shares, or in any combination of cash and Common Shares as determined by the Committee.

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

     Time of Exercise of SARs. SARs may be exercised only at a time and to the same extent as the related option is exercisable. Upon exercise of a SAR, the holder of the SAR must surrender, unexercised, the related option or any applicable portion thereof.

     Restricted Shares. The Committee may grant to employees awards consisting of the right to purchase Common Shares as restricted shares for such acquisition price, if any, as may be determined by the Committee. Any restricted shares granted under the Plan will be subject to (a) the restrictions that the grantee not sell, transfer, otherwise dispose of, or pledge or otherwise encumber the restricted shares during a restriction period specified by the Committee (the length of which is to be determined by the Committee in its sole discretion at the time the award is made), (b) the restrictions that (unless otherwise provided in the award instrument with respect to the restricted shares) the grantee offer the restricted shares to STERIS at the acquisition price paid by the grantee if the grantee's employment terminates before the end of the applicable restriction period, and (c) such other restrictions and conditions as the Committee may impose. Upon payment of the acquisition price for restricted shares, an employee will have full voting and dividend rights with respect to those restricted shares, subject only to the restrictions noted above.

     Performance Shares. The Committee may grant to employees awards consisting of performance shares with respect to which the employees' receipt of value will be contingent upon attainment of one or more performance goals by STERIS or any subsidiary or subunit of STERIS or of any subsidiary over one or more periods selected by the Committee. The Committee may grant awards of performance shares that are intended to qualify as "performance-based" within the meaning of
Section 162(m) and the Committee may also grant awards of performance shares that are not intended to so qualify. With respect to performance awards intended to qualify as performance based under Section 162(m), the Committee will establish in writing the performance goals for each award period and those performance goals will be based on any of the following performance criteria, either alone or in any combination, and applying to the Company, to a subsidiary, or to any one or more subunits of the Company or of any subsidiary, as the Committee may in each case determine: return on net assets, return on capital employed, economic value added, level of sales, net revenue, earnings per share, income before income taxes and cumulative effect of accounting changes, operating income, net income, earnings before interest and taxes, return on equity, total shareholder return, market valuation, cash flow, completion of acquisitions, product and marketing development, and customer satisfaction criteria. The foregoing terms shall have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items, as the Committee may specify: extraordinary, unusual, or nonrecurring items; effects of accounting changes; effects of currency fluctuations; effects of financing activities; expenses for restructuring or productivity initiatives; nonoperating items; acquisition expenses; and effects of divestitures. Unless otherwise provided in the award instrument, an employee must be employed throughout a performance period to be entitled to any payment with respect to performance shares that may be earned during that period. The Committee may establish one or more formulas to determine whether all, some portion but less than all, or none of the performance shares granted with respect to any performance period will be treated as earned during that performance period.

     Payment for Performance Shares. STERIS may pay an employee for performance shares earned during any performance period in cash, Common Shares, restricted shares, or any combination of cash, Common Shares, and restricted shares as the Committee may determine.

     Effect of Change of Control. In general, unless otherwise specified in the award instrument, awards outstanding on the date of a change of control will be accelerated so that all outstanding options and SARs will become immediately exercisable in full, the restriction period for all outstanding restricted shares will immediately terminate, and any restrictions, conditions, or contingencies on any performance shares will be modified in such manner as the Committee may specify to give the employees entitled to those performance shares the benefit of those performance shares through the date of the change of control.

     Assignability. No option, SAR, or performance share may be transferred other than by will or by the laws of descent and distribution. During an employee's lifetime, only the employee (or in the case of incapacity of an employee, the employee's attorney-in-fact or legal guardian) may exercise any award requiring or permitting exercise.

     Term of the Plan. The Plan will become effective on the date on which it is approved by the shareholders of STERIS. If it is not so approved, the Plan and any awards granted thereunder will become null and void. If the Plan is approved by the shareholders, it will remain in effect until all of the shares authorized to be issued or transferred under the Plan have been exhausted or until the Plan is sooner terminated by action of the Board of Directors.

     Amendments. The Board of Directors, or a duly authorized committee thereof, may alter or amend the Plan from time to time prior to its termination in any manner the Board of Directors, or such duly authorized committee, may deem to be in the best interests of the Company and its shareholders, except that no amendment that would increase either the overall aggregate limit of Common Shares that may be issued under the Plan or the respective limits on the number of Common Shares that may be issued under the Plan as restricted shares, as incentive stock options, or to any one employee in any calendar year may be made without shareholder approval.

     The Board of Directors, or a duly authorized committee thereof, may amend the terms and conditions applicable to outstanding awards in any case where expressly permitted by the terms of the Plan or the relevant award instrument, or, in any other case, with the consent of the employee to whom the award was granted, except that no amendment of an option, or an option and its related SAR, may reduce the exercise price of such option. Except as expressly provided in the Plan or in the award instrument evidencing the award, the Board of Directors, or a duly authorized committee thereof, may not, without the consent of the holder of an award granted under the Plan, amend the terms and conditions applicable to that award in a manner adverse to the interests of the employee.

     Federal Income Tax Consequences of Awards. The following is a brief general discussion of the anticipated income tax treatment of the grant and exercise of awards to employees and to STERIS under current provisions of the Internal Revenue Code.

     Incentive Stock Options. The grant of an incentive stock option will have no immediate tax consequences to STERIS or the optionee. If the optionee has remained an employee of STERIS or a subsidiary from the date of grant until at least the day three months before the date of exercise (one year before the date of exercise in the case of an employee who is disabled), the optionee will recognize no taxable income and STERIS will not be entitled to any tax deduction at the time of exercise of an incentive stock option. However, the amount by which the fair market value of the acquired shares at the time of exercise exceeds the exercise price will be an adjustment to alternative minimum taxable income for purposes of the alternative minimum tax. If an optionee exercises an incentive stock option more than three months after terminating employment (one year in the case of an employee who is disabled), the exercise of the option will be treated in the same manner as the exercise of a nonqualified option.

     If an optionee holds the shares received upon exercise of an incentive stock option for at least two years after the date of grant and for at least one year from the date of exercise, gain or loss on a subsequent sale of the shares will be a long-term capital gain or loss. If an optionee holds the shares for at least 18 months from the date of exercise, more favorable capital gains rates will apply. If an optionee disposes of shares acquired upon exercise of an incentive stock option before the one-year and two-year holding periods are satisfied, the optionee generally will recognize compensation income equal to the lesser of (a) the excess of the fair market value of the stock on the exercise date over the exercise price or (b) the excess of the amount realized on disposition over the exercise price. The amount received in excess of the fair market value on the exercise date will be taxable as a short-term capital gain, and any loss will be treated as short-term capital loss. Upon any such premature disposition by an employee, STERIS will be entitled to a deduction in the amount of compensation income realized by the employee. For purposes of calculating the alternative minimum tax for the year of the disposition of a share acquired upon exercise of an incentive stock option, any adjustment to alternative minimum taxable income reported upon exercise of the incentive stock option will be included in the basis of the share.

     Nonqualified Options. The grant of a nonqualified option will have no immediate tax consequences to STERIS or the optionee. An optionee will recognize compensation income at the time of exercise of a nonqualified option in an amount equal to the difference between the exercise price and the fair market value on the exercise date of the acquired shares. STERIS will be entitled to a deduction in the same taxable year and in the same amount as an optionee recognizes compensation income as a result of the exercise of a nonqualified option.

     SARs. Grants of SARs will have no immediate tax consequences to STERIS or the employee receiving the grant. The amount received by an employee upon the exercise of a SAR will constitute compensation income to the employee at the time of exercise. STERIS will be entitled to a deduction for compensation paid in that amount at that time.

     Restricted Shares. Unless an employee makes an election under Section 83(b) of the Internal Revenue Code, an employee will recognize no income and STERIS will be entitled to no deduction at the time restricted shares are awarded to an employee. As and when the restrictions on restricted shares lapse or are otherwise removed, the employee will recognize compensation income equal to the excess of the fair market value of the restricted shares on the date the restrictions lapse or are otherwise removed over the amount paid by the employee for the restricted shares and STERIS will be entitled to a corresponding deduction for compensation paid. Dividends paid on restricted shares during the restriction period will constitute compensation income to the employee receiving the dividend and will give rise to a deduction for STERIS. Upon disposition of Common Shares after the restrictions lapse or are otherwise removed, any gain or loss realized by an employee will be treated as short-term or long-term capital gain or loss depending upon the period of time between the disposition and the earlier lapse or removal of the restrictions on those Common Shares. If an employee files an election under Section 83(b) with the Internal Revenue Service within 30 days after the grant of restricted shares, the employee will recognize compensation income on the date of the grant, equal to the excess of the fair market value of the Common Shares on that date over the price paid for those Common Shares and STERIS will be entitled to a corresponding deduction.

     Performance Shares. The grant of performance shares will not have any immediate tax consequences to an employee receiving the performance shares or to STERIS. In general, at the time STERIS pays any amount to an employee with respect to performance shares, the employee will recognize compensation income equal to the amount of that payment and STERIS will be entitled to a corresponding deduction.

     Vote Required. Approval of the Plan will require the favorable vote of holders of a majority of the STERIS Common Shares present in person or by proxy at the meeting and entitled to vote on this proposal.

     The Board of Directors recommends a vote FOR approval of the 1998 Long-Term Incentive Stock Plan.

     The Company has no knowledge of any other matters to be presented for vote to the shareholders at the Annual Meeting. In the event other matters do properly come before the meeting, the persons named in the Proxy will vote in accordance with their judgment on such matters.

OWNERSHIP OF        The following table sets forth information furnished to the
VOTING SECURITIES   Company with respect to the beneficial ownership of the
                    Company's Common Shares by each executive officer named below, director and nominee, and by all directors and executive officers as a group, each as of May 31, 1998.



                                                             NUMBER OF SHARES       PERCENT
                           NAME                             BENEFICIALLY OWNED     OF CLASS
                           ----                             -------------------    ---------
Bill R. Sanford(1)........................................       1,017,500            2.9%
Raymond A. Lancaster(2)(3)................................          23,222              *
Loyal W. Wilson(3)(4).....................................          41,462              *
J. B. Richey(3)...........................................          69,942              *
Jerry E. Robertson(3).....................................          21,522              *
Thomas J. Magulski (3)(5).................................          34,950              *
Frank E. Samuel, Jr.(3)(5)................................          34,950              *
Michael A. Keresman, III(6)...............................         214,150              *
J. Lloyd Breedlove(7)(8)..................................         212,686              *
Paul A. Zamecnik(9).......................................          42,650              *
Pamela S. Sedmak(8)(10)...................................           7,732              *
All directors and executive officers as a group (12
  persons)(11)............................................       1,735,895            4.9%

---------------
  * Less than one percent.

 (1) Includes 831,000 Common Shares subject to options that are exercisable within 60 days.

 (2) Includes 1,700 Common Shares held by Mr. Lancaster as custodian for his minor children and 1,000 Common Shares as to which Mr. Lancaster's wife has sole voting power and sole dispositive power.

 (3) Includes 20,000 Common Shares (18,000 Common Shares for Mr. Lancaster) subject to options that are exercisable within 60 days, which options were granted pursuant to the STERIS Corporation 1994 Nonemployee Directors Equity Compensation Plan (the "Directors Plan").

 (4) Includes 1,000 Common Shares as to which Mr. Wilson's wife has sole voting power and sole dispositive power.

 (5) Includes an additional 10,000 Common Shares subject to options that are exercisable within 60 days.

 (6) Includes 212,750 Common Shares subject to options that are exercisable within 60 days. Also includes 1,380 Common Shares held by the Keresman Family Trust, with regard to which Mr. Keresman has voting and dispositive control as trustee.

 (7) Includes 211,250 Common Shares subject to options that are exercisable within 60 days.

 (8) Common Shares owned by participants in the STERIS Corporation 401(k) Plan and Trust are reflected as of May 31, 1998, the most recent accounting available.

 (9) Includes 42,650 Common Shares subject to options that are exercisable within 60 days.

(10) Includes 7,500 Common Shares subject to options that are exercisable within 60 days.

(11) Includes 1,458,150 Common Shares subject to options that are exercisable within 60 days.

     The following table presents information derived from Schedule 13-Gs filed with the Securities and Exchange Commission by persons beneficially owning more than five percent of the Company's Common Shares outstanding as of May 31, 1998.

              NAME AND ADDRESS                AMOUNT AND NATURE OF      PERCENT OF
             OF BENEFICIAL OWNER              BENEFICIAL OWNERSHIP        CLASS
             -------------------              --------------------      ----------
The Kaufmann Fund, Inc.                       3,000,000--Sole              8.80%
  140 E.45th Street                           Voting & Dispositive
  43rd Floor                                  Power
  New York, NY 10017

SECTION 16(a)           Based on Company records and information, the
BENEFICIAL OWNERSHIP    Company believes that all Securities and Exchange
REPORTING COMPLIANCE    Commission filing requirements applicable to directors
                        and executive officers under Section 16(a) of the
Securities Exchange Act of 1934, as amended, for the fiscal year ended March 31, 1998, were complied with.

BOARD OF DIRECTORS      The following provides as to nominees and
                        directors whose terms of office will continue after the
Annual Meeting, the principal occupation and employment, age, the year in which each became a director of the Company, and directorships in companies having securities registered pursuant to the Securities Exchange Act of 1934, as amended.

                   NOMINEES FOR TERMS EXPIRING AT THE ANNUAL
                      MEETING IN 2000 (CLASS II DIRECTORS)

     JERRY E. ROBERTSON (age 65) joined the Company's Board of Directors in 1994. Dr. Robertson retired in March 1994 from 3M Company where he most recently served (since 1986) as Executive Vice President, Life Sciences Sector and Corporate Services and as a member of the Board of Directors. Dr. Robertson is also currently a member of the Boards of Directors of Manor Care, Inc., Haemonetics Corporation, Coherent, Inc., Cardinal Health, Inc., Medwave, Inc., Allianz Life Insurance Company of North America, and Choice Hotels International.

     FRANK E. SAMUEL, JR. (age 58) joined the Company's Board of Directors in 1992. Since February 1995, Mr. Samuel has been the President of Edison BioTechnology Center, a business formation organization for the State of Ohio in the biotechnology, biomedical devices, and medical software fields. From January 1990 to February 1995, Mr. Samuel was an independent healthcare industry consultant. From February 1984 through December 1989, Mr. Samuel was President of the Health Industry Manufacturers Association, a national trade association representing medical technology manufacturers. Mr. Samuel is also currently a member of the Boards of Directors of Protocol Systems, Inc. and Life Technologies, Inc.

     BILL R. SANFORD (age 54) has served as Chairman of the Board of Directors, President, and Chief Executive Officer of the Company since April 1, 1987.

     LOYAL W. WILSON (age 50) joined the Company's Board of Directors in 1987. Mr. Wilson has been a Managing Director of Primus Venture Partners, Inc. since its inception in 1983.

                    CONTINUING DIRECTORS WHOSE TERMS EXPIRE
               AT THE ANNUAL MEETING IN 1999 (CLASS I DIRECTORS)

     RAYMOND A. LANCASTER (age 52) joined the Company's Board of Directors in 1988. Since February 1995, Mr. Lancaster has held the position of Managing Partner of Kirtland Capital Partners II L.P., a middle market leveraged buy out partnership. From 1990 to 1994, Mr. Lancaster was Managing Director of Key Equity Capital Corporation, a wholly-owned subsidiary of KeyCorp.

     THOMAS J. MAGULSKI (age 54) joined the Company's Board of Directors in 1989. Mr. Magulski currently serves as the President of Dover Holdings, an investment holding company. Mr. Magulski served as President, Chief Operating Officer, and a member of the Board of Directors of VERSA Technologies, Inc. from December 1993 to February 1998. Mr. Magulski was President of Dover Partners, a consulting firm, from March 1992 to December 1993.

     J.B. RICHEY (age 61) joined the Company's Board of Directors in 1987. Since 1984, Mr. Richey has been Senior Vice President of Invacare Corporation, a provider of home healthcare medical equipment. Mr. Richey is also acting Chairman of the Board of Directors and Chief Executive Officer of Neuro Control Corporation and a member of the Boards of Directors of Invacare Corporation, Royal Appliance Manufacturing Company, and Unique Mobility, Inc.

BOARD MEETINGS          During the fiscal year ended March 31, 1998,
AND COMMITTEES          there were five meetings of the Company's Board of
                        Directors. The Company's Board of Directors has a
Compensation Committee and an Audit Committee. The Company's entire Board of Directors nominates directors for election to the Board. The Compensation Committee makes recommendations concerning salaries and other compensation for employees of and consultants to the Company and administers the Company's stock option and equity compensation plans. The Audit Committee reviews the results and scope of the audit and other services provided by the Company's independent auditors. Messrs. Lancaster, Robertson, and Wilson are the current members of the Compensation Committee, and Messrs. Magulski, Richey, and Samuel are the current members of the Audit Committee. During the fiscal year ended March 31, 1998, there were two meetings of the Compensation Committee and one meeting of the Audit Committee. Each director attended at least 75% of the aggregate number of meetings held by the Board of Directors and all committees on which the director served.


COMPENSATION OF         Shown below is information concerning the
EXECUTIVE OFFICERS      annual, long-term, and other compensation for services
                        in all capacities to the Company for the fiscal years
ended March 31, 1998, 1997, and 1996 of those persons who were, at March 31, 1998, (i) the chief executive officer and (ii) the four other most highly compensated executive officers of the Company (the "Named Officers"):


                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM
                                                               ANNUAL           COMPENSATION
                                                            COMPENSATION           AWARDS
                                                        --------------------    ------------
         NAME AND PRINCIPAL POSITION            YEAR     SALARY     BONUS(1)     OPTIONS(2)
         ---------------------------            ----    --------    --------    ------------
Bill R. Sanford...............................  1998    $383,556    $564,823       50,000
  Chairman of the Board, President,             1997     321,101     417,400      350,000
  and Chief Executive Officer                   1996     236,923     264,000       40,000
J. Lloyd Breedlove............................  1998    $191,868    $173,881       25,000
  Senior Vice President                         1997     165,034     150,251       50,000
                                                1996     136,923     101,294       16,000
Michael A. Keresman, III......................  1998    $191,544    $185,773       25,000
  Senior Vice President and                     1997     160,241     147,508       55,000
  Chief Financial Officer                       1996     118,846      96,000       20,000
Paul A. Zamecnik..............................  1998    $154,045    $104,408       10,000
  Vice President                                1997     111,300      73,154       12,500
                                                1996      86,346      55,809       10,000
Pamela S. Sedmak(3)...........................  1998    $147,874    $101,671       10,000
  Vice President                                1997      48,670      27,611       20,000

---------------
(1) Amounts are those awarded under the Management Incentive Compensation Plan for the respective fiscal year.

(2) The number of Common Shares underlying options for the fiscal year ended 1996 have been adjusted to reflect a 2-for-1 stock split by means of a 100% stock dividend on the Company's Common Shares that was effective August 24, 1995.

(3) Ms. Sedmak joined the Company as Vice President in October 1996. The table reflects all compensation earned by Ms. Sedmak as an executive officer during the fiscal year ended 1998 and 1997. Prior to becoming an executive officer, Ms. Sedmak had been with General Electric Company for twelve years, most recently as a General Manager of Marketing with GE Medical Systems.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth, for each of the Named Officers, the exercise of options to purchase the Company's Common Shares during the fiscal year ended March 31, 1998, and the year-end value of unexercised options to purchase the Company's Common Shares granted in the last fiscal year and in prior years and held by the Named Officers at March 31, 1998. All options were granted to the Named Officers under either the Company's 1987 Amended and Restated Non-qualified Stock Option Plan or the Company's 1994 Equity Compensation Plan.

                                                                                             VALUE OF
                                                                      NUMBER OF            UNEXERCISED
                                                                     UNEXERCISED           IN-THE-MONEY
                                                                     OPTIONS AT             OPTIONS AT
                                       SHARES                      FISCAL YEAR-END      FISCAL YEAR-END(2)
                                      ACQUIRED         VALUE        EXERCISABLE/           EXERCISABLE/
               NAME                  ON EXERCISE    REALIZED(1)     UNEXERCISABLE         UNEXERCISABLE
               ----                  -----------    -----------    ---------------    ----------------------
Bill R. Sanford....................        --               --        701,000/             $33,049,138/
                                                                       352,500                9,589,531
J. Lloyd Breedlove.................    40,000       $1,640,156        181,000/             $ 8,520,438/
                                                                        78,000                2,056,188
Michael A. Keresman, III...........    10,000       $  351,667        192,250/             $ 8,945,327/
                                                                        83,750                2,228,359
Paul A. Zamecnik...................     3,600       $  181,350         32,025/             $ 1,345,120/
                                                                        26,875                  709,961
Pamela S. Sedmak...................        --               --          5,000/             $    96,563/
                                                                        25,000                  460,938

---------------

(1) Excess of market price on date of exercise over exercise price.

(2) Excess of $54.00 (market price at fiscal year-end) over exercise price.

OPTION GRANTS DURING LAST FISCAL YEAR

     The following table sets forth information with respect to the stock options granted to the Named Officers pursuant to the Company's 1987 Amended and Restated Non-qualified Stock Option Plan during the fiscal year ended March 31, 1998.

                                                                                  POTENTIAL REALIZABLE
                                         % OF TOTAL                                 VALUE AT ASSUMED
                                          OPTIONS                                    RATES OF STOCK
                                         GRANTED TO                               APPRECIATION OVER TEN
                                         EMPLOYEES    EXERCISE                      YEAR OPTION TERM
                             OPTIONS     IN FISCAL    PRICE PER    EXPIRATION    -----------------------
           NAME             GRANTED(1)      YEAR        SHARE         DATE           5%          10%
           ----             ----------   ----------   ---------   -------------  ----------   ----------
Mr. Sanford...............    50,000        8.83%     $36.8750    July 30, 2007  $1,162,336   $2,947,212
Mr. Breedlove.............    25,000        4.42%     $36.8750    July 30, 2007  $  581,168   $1,473,606
Mr. Keresman..............    25,000        4.42%     $36.8750    July 30, 2007  $  581,168   $1,473,606
Mr. Zamecnik..............    10,000        1.77%     $36.8750    July 30, 2007  $  232,467   $  589,442
Ms. Sedmak................    10,000        1.77%     $36.8750    July 30, 2007  $  232,467   $  589,442

---------------
(1) All of these options were granted as nonqualified options on July 23, 1997 under the STERIS Corporation 1987 Amended and Restated Non-qualified Stock Option Plan. In general, options granted under the 1987 Amended and Restated Non-qualified Stock Option Plan have and will vest in equal annual increments over a four-year period from the date of grant.

     Effective February 28, 1997, the Company made a loan to Mr. Sanford in connection with his exercise of options for 186,500 STERIS Common Shares that had been granted to Mr. Sanford in 1987 at the inception of his employment with STERIS and that, if not exercised, would have expired on April 2, 1997. The Compensation Committee authorized the loan in view of its determination that it was in STERIS's best interests to promote the ownership of Common Shares by management, in this instance by enabling Mr. Sanford to exercise the options and hold all of the shares received upon that exercise without the need to immediately sell the shares or a major portion thereof to satisfy the substantial tax liability incurred in connection with the exercise. Effective April 15, 1998, in connection with the payment of the final installment of Mr. Sanford's 1997 taxes relating to the exercise of these options, and as previously contemplated, the amount of the loan was increased to $2,371,813.76. The loan is evidenced by a full recourse promissory note, bears interest at the rate of 5.70% per annum, and is repayable in a lump sum on or before February 28, 2002. In addition, if and when Mr. Sanford sells any of the 186,500 STERIS Common Shares acquired upon the exercise of the options, he is required to retire a proportionate part of the principal and interest remaining due on the promissory note.

BOARD                   Each director who is not an employee of the
COMPENSATION            Company is paid a retainer of $24,000 per year plus
                        $1,000 for each Board meeting attended in excess of
four meetings per year and $500 for each committee meeting attended in excess of two committee meetings per year. Under the Directors Plan, $14,000 of the annual retainer is paid in Restricted Common Shares and each director automatically receives a stock option for 5,000 of the Company's Common Shares at the beginning of each year of service on the Board. The Restricted Common Shares are subject to forfeiture if the director does not serve for a full year following grant of those shares. All directors are reimbursed for certain expenses in connection with attendance at Board and committee meetings.

REPORT OF               The Board of Directors of the Company has
COMPENSATION            delegated to the Compensation Committee responsibility
COMMITTEE               for determining executive compensation. The Committee
                        is comprised of three independent nonemployee directors
who have no interlocking relationships with the Company as defined by the Securities and Exchange Commission.

     The Company has adopted, and the Compensation Committee has approved, a compensation policy for executives under which a significant portion of current compensation during each fiscal year is linked directly to the Company's performance in that year and a significant portion of total compensation is provided in the form of stock options, thereby linking total compensation to the long-term performance of the Company's Common Shares.

     The Compensation Committee has determined that this compensation policy will better enable the Company to attract and retain qualified individuals as executives and to motivate those individuals to perform to their highest abilities and work toward the achievement of annual performance goals that will increase shareholder value.

     The Company's Management Incentive Compensation Plan provides for payment of bonuses to participants if the Company achieves certain net revenue, operating income, and net income objectives set by the Board of Directors. For fiscal 1998, the plan provided for target potential bonuses ranging from 20% to 150% of a participant's base salary. No incentive compensation is payable until the plan objectives are at least 80% achieved. Above this threshold, actual payouts are made as a percentage of target bonuses in direct proportion to achievement of plan objectives up to a maximum of 120% of target. Based upon the extent to which the Company achieved the net revenue and operating income objectives set by the Board of Directors for fiscal 1998, bonuses were paid at approximately 100% of target levels under the Management Incentive Compensation Plan to all executive officers.

     Effective July 28, 1997, in conjunction with a general adjustment of base salaries of all executive officers, the Compensation Committee set Mr. Sanford's base salary at $400,000 per annum. The Compensation Committee determined that this level of base salary was appropriate in view of the primary role played by Mr. Sanford in the management of the Company, the growth and increased size of the Company, and the financial performance of the Company. For fiscal 1998, based upon the extent to which the Company achieved the net revenue, operating income, and net income objectives set by the Board of Directors for that year for purposes of the Management Incentive Compensation Plan, Mr. Sanford was paid a bonus of $564,823.

     The Compensation Committee has developed a practice of considering the grant of options to key employees each year and has followed this practice in the case of Mr. Sanford. On July 23, 1997, in accordance with that practice and in recognition of Mr. Sanford's continuing efforts and success in leading the Company, the Compensation Committee granted to Mr. Sanford a nonqualified stock option to purchase 50,000 Common Shares at the then current market price of $36.875 per share. The Compensation Committee believes that both this most recent grant and the general practice of granting annual options to Mr. Sanford are appropriate in recognition of the continuing performance of the Company under his direction and as an additional incentive for continuing efforts by Mr. Sanford to enhance the value of the Company's Common Shares.

     Section 162(m) of the Code prevents a publicly-traded corporation from taking a tax deduction for certain compensation in excess of $1 million per year that it or any subsidiary pays to specified executives. Those specified executives are the Chief Executive Officer and the four other executive officers for whom proxy disclosure is required ("Covered Employees"). Compensation that is contingent on the attainment of performance goals is excluded from the deduction limit and is therefore deductible without regard to the $1 million limit. The Company's 1998 Long-Term Incentive Stock Plan and its Senior Executive Management Incentive Compensation Plan, both of which are being submitted to shareholders for approval at the Annual Meeting and are discussed in more detail elsewhere in this proxy statement (see pages 2 through 11), are designed so that compensation paid under those plans can qualify as performance-based compensation and therefore be excluded from the calculation of the $1 million limit. The general position of the Company with respect to
Section 162(m) is that the Company will seek to qualify compensation paid to its executive officers in such a way as to satisfy the requirements of Section 162(m) where it appears to the Compensation Committee to be in the best interests of the Company to do so. However, from time to time there may be circumstances in which the Compensation Committee concludes that the best interests of the Company will be served by a compensation arrangement that does not satisfy those requirements and, in those circumstances, the Company may proceed without complying with the requirements of Section 162(m).

     In making its determinations as to the levels of salary, annual incentive compensation opportunity, and stock option grants to the various executive officers, the Compensation Committee considers compensation data from other companies gathered and analyzed by an independent compensation consultant. Taking into account that data, as well as the performance of the Company and its executive officers, and the need to provide competitive levels of compensation to retain and to motivate those executives to continue providing services to the Company, it is the judgment of the Compensation Committee that the compensation program described above and the levels of compensation paid to executive officers of the Company during fiscal 1998 are appropriate.

                                          Compensation Committee
                                          Board of Directors
                                            Raymond A. Lancaster
                                            Jerry E. Robertson
                                            Loyal W. Wilson

                            STOCK PERFORMANCE GRAPH

     The following graph shows the cumulative performance for STERIS Corporation's Common Shares over the last five years compared with the performance of the Standard & Poor's 500 Index, the Standard & Poor's Health Care Sector Index, the NASDAQ Stock Market (US) Index, and the NASDAQ Health Services Index. The Company has added the Standard & Poor's 500 Index and the Standard & Poor's Health Care Sector Index because it believes they provide a better comparison to the Company's performance.

     The graph assumes $100 invested as of March 31, 1993 in each of the following: the Company's Common Shares, the Standard & Poor's 500 Index, the Standard & Poor's Health Care Sector Index, the NASDAQ Stock Market (US) Index, and the NASDAQ Health Services Index. The performance shown is not necessarily indicative of future performance.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
           AMONG STERIS CORPORATION, THE STANDARD & POOR'S 500 INDEX,
                     THE NASDAQ STOCK MARKET (U.S.) INDEX,
                 THE STANDARD & POOR'S HEALTH CARE SECTOR INDEX
                      AND THE NASDAQ HEALTH SERVICES INDEX

                                                                 STANDARD &
                                                                   POOR'S            NASDAQ            NASDAQ
   MEASUREMENT PERIOD          STERIS          STANDARD &       HEALTH CARE          STOCK             HEALTH
 (FISCAL YEAR COVERED)      CORPORATION        POOR'S 500          SECTOR        MARKET (U.S.)        SERVICES
3/93                                100.00            100.00            100.00            100.00            100.00
3/94                                145.00            101.00             95.00            108.00            131.00
3/95                                246.00            117.00            133.00            120.00            151.00
3/96                                369.00            155.00            197.00            163.00            183.00
3/97                                300.00            186.00            240.00            181.00            164.00
3/98                                665.00            275.00            384.00            275.00            196.00

* $100 INVESTED ON 3/31/93 IN STOCK OR INDEX-INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING MARCH 31.

1999              The deadline for shareholders to submit proposals to be
SHAREHOLDER       considered for inclusion in the Proxy Statement for the next
PROPOSALS         Annual Meeting of Shareholders is expected to be February 19,
                  1999. In the event, however, that the date of the 1999 Annual
Meeting is changed by more than 30 calendar days from the date currently contemplated, a proposal must be received by the Company a reasonable time before the solicitation in connection with the meeting is made.

INDEPENDENT       Ernst & Young LLP has been appointed as the Company's
AUDITOR           independent auditor for the fiscal year ending March 31, 1999, pursuant to the recommendations of the Audit Committee of the
Board of Directors. Representatives of Ernst & Young are expected to be present at the meeting with an opportunity to make a statement if they desire to do so and to answer appropriate questions with respect to that firm's audit of the Company's financial statements and records for the fiscal year ended March 31, 1998.


ANNUAL REPORT     The integrated Annual Report and Form 10-K of the Company for the fiscal year ended March 31, 1998, which includes financial statements for the Company for the fiscal year then ended, is being mailed to each shareholder of record with this Proxy Statement.

                                            By Order of the Board of Directors

                                         /s/ David C. Dvorak

                                            DAVID C. DVORAK
                                            Secretary

June 19, 1998

                                                                       EXHIBIT A

                               STERIS CORPORATION
                      1998 LONG-TERM INCENTIVE STOCK PLAN

     1. Purpose. The STERIS Corporation 1998 Long-Term Incentive Stock Plan is intended to promote the interests of STERIS Corporation and its shareholders by enabling the Company and its Subsidiaries to attract and retain key Employees and by stimulating the interest of those Employees in the development and financial success of the Company. To achieve these purposes, the Company may grant Awards of Options, Stock Appreciation Rights, Restricted Shares, and Performance Shares to key Employees selected by the Compensation Committee, all in accordance with the terms and conditions set forth in the Plan. Capitalized terms used in the Plan have the meanings ascribed to them in Section 25, the last section hereof.

     2. Shares Subject to the Plan. The number of Common Shares that may be issued pursuant to the Plan shall be subject to the overall aggregate limit set forth in Section 2.1 and the specific further limits set forth in Section 2.2, in each case subject to adjustment under Section 12. Common Shares issued pursuant to the Plan may be authorized and unissued Common Shares, treasury Common Shares, or Common Shares acquired on the open market specifically for distribution under the Plan, as the Board of Directors may from time to time determine. If any Award for any reason expires or is terminated, in whole or in part, without the receipt by an Employee of Common Shares (or the equivalent thereof in cash or other property) or if Common Shares issued as Restricted Shares are reacquired by the Company as a result of rights reserved in the Award Instrument pursuant to which the Restricted Shares were granted, the Common Shares subject to that part of the Award that has so expired or terminated or the Restricted Shares that have been reacquired by the Company, as the case may be, shall again be available for the future grant of Awards under the Plan.

     2.1 Overall Aggregate Limit. The aggregate number of Common Shares that may be issued pursuant to Awards granted under the Plan shall be 1,650,000 Common Shares.

     2.2 Specific Further Limits. In addition to the overall aggregate limit set forth in Section 2.1, the following specific limits shall apply to Awards made pursuant to the Plan:

     (a) Restricted Share Limit. The aggregate number of Common Shares that may be issued as Restricted Shares pursuant to Awards made under the Plan shall be 300,000 Common Shares.

     (b) Incentive Stock Option Limit. The maximum number of Common Shares that may be issued under the Plan pursuant to Awards of Incentive Stock Options made under the Plan shall be 1,650,000 Common Shares.

     (c) Per Employee Limit. The maximum number of Common Shares that may be subject to Awards granted under the Plan to any Employee during any calendar year shall be 500,000 Common Shares.

     3. Eligibility. Awards may be granted to officers and to other key Employees selected by the Committee in its sole discretion. The granting of any Award to an Employee shall not entitle that Employee to, nor disqualify that Employee from, participation in any other grant of an Award.

     4. Administration. The Plan shall be administered by the Committee. No Award may be made under the Plan to any member or alternate member of the Committee. The Committee shall have authority, subject to the terms of the Plan,
(a) to determine the Employees who are eligible to participate in the Plan, the type, size, and terms of Awards to be granted to any Employee, the restrictions, conditions, and contingencies to be applicable in the case of specific Awards, the time or times at which Awards shall be exercisable or at which restrictions, conditions, and contingencies shall lapse, and the terms and provisions of the instruments by which Awards shall be evidenced, (b) to establish and administer Performance Goals and any other restrictions, conditions, and contingencies on Awards in addition to those prescribed by the Plan and to certify whether particular Performance Goals have been met, (c) to interpret the Plan, and (d) to make all determinations necessary for the administration of the Plan. The construction and interpretation by the Committee of any provision of the Plan or any Award Instrument delivered pursuant to the Plan and any determination by the Committee pursuant to any provision of the Plan or any Award Instrument shall be final and conclusive. No member or alternate member of the Committee shall be liable for any such action or determination made in good faith. The Committee may act only by a majority of its members. Any determination of the Committee may be made, without a meeting, by a writing or writings signed by all of the members of the Committee. In addition, the Committee may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee and the Committee may delegate to one or more Employees, agents, or officers of the Company, or to one or more third party consultants, accountants, lawyers, or other advisors, such ministerial duties related to the operation of the Plan as it may deem appropriate.

     5. Stock Options.

     5.1 Type and Date of Grant of Options.

     (a) The Award Instrument pursuant to which any Incentive Stock Option is granted shall specify that the Option granted thereby shall be treated as an Incentive Stock Option. The Award Instrument pursuant to which any Nonqualified Option is granted shall specify that the Option granted thereby shall not be treated as an Incentive Stock Option.

     (b) The day on which the Committee authorizes the grant of an Incentive Stock Option shall be the date on which that Option is granted. No Incentive Stock Option may be granted on any date after the tenth anniversary of the date of adoption of the Plan.

     (c) The day on which the Committee authorizes the grant of a Nonqualified Option shall be considered the date on which that Option is granted, unless the Committee specifies a later date.

     5.2 Exercise Price. The Exercise Price under any Option shall be not less than the Fair Market Value of the Common Shares subject to the Option on the date the Option is granted.

     5.3 Option Expiration Date. The Option Expiration Date under any Incentive Stock Option shall not be later than ten years from the date on which the Option is granted. The Option Expiration Date under any Nonqualified Option shall not be later than ten years and one month from the date on which the Option is granted.

     5.4 Exercise of Options.

     (a) Except as otherwise provided in Section 9, an Option may be exercised only while the Employee to whom the Option was granted is in the employ of the Company or of a Subsidiary. Once any portion of an Option becomes exercisable, whether by lapse of time or upon satisfaction of any other restriction, condition, or contingency that may have been established by the Committee and contained in the Award Instrument, that portion shall remain exercisable until expiration or termination of the Option. An Employee to whom an Option is granted may exercise the Option from time to time, in whole or in part, up to the total number of Common Shares with respect to which the Option is then exercisable, except that no fraction of a Common Share may be purchased upon the exercise of any Option.

     (b) An Employee electing to exercise an Option shall deliver to the Company
     (i) the Exercise Price payable in accordance with Section 5.5 and (ii) written notice of the election that states the number of whole Common Shares with respect to which the Employee is exercising the Option.

     5.5 Payment For Common Shares. Upon exercise of an Option by an Employee, the Exercise Price shall be payable by the Employee in cash or in such other form of consideration as the Committee determines may be accepted, including, without limitation, securities or other property, or any combination of cash, securities, or other property, or by delivery by the Employee (with the written notice of election to exercise) of irrevocable instructions to a broker registered under the 1934 Act to promptly deliver to the Company the amount of sale or loan proceeds to pay the Exercise Price. The Committee, in its sole discretion, may grant to an Employee the right to transfer Common Shares acquired upon the exercise of a part of an Option in payment of the Exercise Price payable upon immediate exercise of a further part of the Option.

     6. Stock Appreciation Rights ("SARs").

     6.1 Grant of SARs. A SAR may be granted only in connection with an Option. A SAR granted in connection with an Incentive Stock Option may be granted only when the Incentive Stock Option is granted. A

SAR granted in connection with a Nonqualified Option may be granted either when the related Nonqualified Option is granted or at any time thereafter, including, in the case of any Nonqualified Option resulting from the conversion of an Incentive Stock Option to a Nonqualified Option, simultaneously with or after the conversion.

     6.2 Exercise of SARs.

     (a) An Employee electing to exercise a SAR shall deliver written notice to the Company of the election identifying the SAR and the related Option with respect to which the SAR was granted to the Employee, and specifying the number of whole Common Shares with respect to which the Employee is exercising the SAR. Upon exercise of the SAR, the related Option shall be deemed to be surrendered to the extent that the SAR is exercised.

     (b) SARs may be exercised only (i) on a date when the Fair Market Value of a Common Share exceeds the Exercise Price stated in the Option related to that SAR, (ii) at a time and to the same extent as the related Option is exercisable, (iii) by surrender to the Company, unexercised, of the related Option or any applicable portion thereof, and (iv) in compliance with any restrictions that may be set forth in the Award Instrument pursuant to which the SAR was granted.

     6.3 Payment for SARs. The amount payable upon exercise of a SAR may be paid by the Company in cash, or, if the Committee shall determine in its sole discretion, in whole Common Shares (taken at their Fair Market Value at the time of exercise of the SAR) or in a combination of cash and whole Common Shares; provided, however, that in no event shall the total number of Common Shares that may be paid to an Employee pursuant to the exercise of a SAR exceed the total number of Common Shares subject to the related Option.

     6.4 Termination, Amendment, or Suspension of SARs. A SAR shall terminate and may no longer be exercised upon the first to occur of (a) exercise or termination of the related Option or (b) any termination date specified by the Committee at the time of grant of the SAR. In addition, the Committee may, in its sole discretion at any time before the occurrence of a Change of Control, amend, suspend, or terminate any SAR theretofore granted under the Plan without the holder's consent; provided that, in the case of amendment, no provision of the SAR, as amended, shall be in conflict with any provision of the Plan. The amendment, suspension, or termination of any SAR by the Committee as described in the immediately preceding sentence shall not affect the holder's rights in any related Option.

     7. Restricted Shares.

     7.1 Additional Conditions on Restricted Shares. In addition to the restrictions on disposition of Restricted Shares during the Restriction Period and the requirement to offer Restricted Shares to the Company if the Employee's employment terminates during the Restriction Period, the Committee may provide in the Award Instrument with respect to any Award of Restricted Shares other restrictions, conditions, and contingencies, which other restrictions, conditions, and contingencies, if any, may relate to, in addition to such other matters as the Committee may deem appropriate, the Employee's personal performance, corporate performance, or the performance of any subunit of the Company or any Subsidiary, in each case measured in such manner as may be specified by the Committee. The Committee may impose different restrictions, conditions, and contingencies on separate Awards of Restricted Shares granted to different Employees, whether at the same or different times, and on separate Awards of Restricted Shares granted to the same Employee, whether at the same or different times. The Committee may specify a single Restriction Period for all of the Restricted Shares subject to any particular Award Instrument or may specify multiple Restriction Periods so that the restrictions with respect to the Restricted Shares subject to the Award will expire in stages according to a schedule specified by the Committee and set forth in the Award Instrument.

     7.2 Payment for Restricted Shares. Each Employee to whom an Award of Restricted Shares is made shall pay the Acquisition Price with respect to those Restricted Shares to the Company no later than 30 days after the delivery to the Employee of the Award Instrument with respect to those Restricted Shares. If any Employee fails to pay the Acquisition Price with respect to any Award of Restricted Shares within that 30-day period, the Employee's rights under that Award shall be forfeited.

     7.3 Rights as a Shareholder. Upon payment by an Employee in full of the Acquisition Price for Restricted Shares under an Award, the Employee shall have all of the rights of a shareholder with respect to the Restricted Shares, including voting and dividend rights, subject only to such restrictions and requirements referred to in Section 7.1 as may be incorporated in the Award Instrument with respect to those Restricted Shares.

     7.4 Lapse of Restrictions following Unaccepted Offer of Resale. If (a) an Employee or an Employee's Representative becomes required, under the terms of the Plan or any provision of an Award Instrument, to offer for resale to the Company at the Acquisition Price Restricted Shares held by the Employee at the Employment Termination Date and the Employee makes the required offer to the Company in writing, and (b) the Company fails to repurchase those Restricted Shares at the Acquisition Price within 60 days of the date on which the Company receives that written offer, all restrictions on those Restricted Shares shall lapse and neither the Employee nor the Employee's Representative shall thereafter be required to offer to resell those Restricted Shares to the Company.

     8. Performance Shares. The Committee may grant Awards of Performance Shares that are intended to qualify as "performance-based" within the meaning of Code
Section 162(m)(4)(C) ("Section 162(m) Performance Awards") and the Committee may also grant Awards of Performance Shares that are not intended to so qualify.

     8.1 Discretion of Committee with Respect to Performance Shares. Except as may be otherwise provided below in this Section 8 with respect to Section 162(m) Performance Awards, the Committee shall have full discretion to select the Employees to whom Awards of Performance Shares are made, the number of Performance Shares to be granted to any Employee so selected, the kind and level of the Performance Goals and whether those Performance Goals are to apply to the Company, a Subsidiary, or any one or more subunits of the Company or of any Subsidiary, the dates on which each Performance Period shall begin and end, and to determine the form and provisions of the Award Instrument to be used in connection with any Award of Performance Shares.

     8.2 Conditions Applicable to Section 162(m) Performance Awards. The provisions of this Section 8.2 shall apply to all Section 162(m) Performance Awards. The Committee shall (i) designate the Section 162(m) Performance Awards as being intended to qualify as "performance-based" within the meaning of Code
Section 162(m)(4)(C), (ii) select the Employees to whom Section 162(m) Performance Awards are to be granted, and (iii) establish in writing the applicable Performance Goals and all related terms no later that 90 days after the commencement of the relevant Performance Period, or such earlier or later date as may be the applicable deadline for payments with respect to the Section 162(m) Performance Shares to qualify as "performance-based" within the meaning of Code Section 162(m)(4)(C). The Committee shall establish in writing the Performance Goals for each Award Period which shall be based on any of the following performance criteria, either alone or in any combination, and applying to the Company, to a Subsidiary, or to any one or more subunits of the Company or of any Subsidiary, and which shall include or exclude discontinued operations and acquisition expenses (e.g., pooling of interests), as the Committee may in each case determine: return on net assets, return on capital employed, economic value added, level of sales, net revenue, earnings per share, income before income taxes and cumulative effect of accounting changes, operating income, net income, earnings before interest and taxes, return on equity, total shareholder return, market valuation, cash flow, completion of acquisitions, product and market development, and customer satisfaction criteria. The foregoing criteria shall have any reasonable definitions that the Committee may specify at the time the Performance Goal is established, which may include or exclude any or all of the following items, as the Committee may specify: extraordinary, unusual, or nonrecurring items; effects of accounting changes; effects of currency fluctuations; effects of financing activities; expenses for restructuring or productivity initiatives; nonoperating items; acquisition expenses; and effects of divestitures. Any such performance criterion or combination of such criteria may apply to an Employee's award opportunity in its entirety or to any designated portion or portions of the opportunity, as the Committee may specify.

     8.3 No Discretion to Increase Payments Under Section 162(m) Performance Awards. The Committee shall not have any discretion to increase the amount to be paid to an Employee pursuant to any Section 162(m) Performance Award upon attainment of the applicable Performance Goal. However, the Committee may reserve to itself the right to exercise negative discretion with respect to any
Section 162(m) Performance Award (i.e., to reduce or eliminate the amount payable pursuant to the Section 162(m) Performance Award) within the meaning of Treasury Regulation Section 1.162-27(e)(2)(iii)(A).

     8.4 Performance Shares Earned Upon Attainment of Performance Goals. The Committee may establish one or more formulas to be applied against the Performance Goals to determine whether all, some portion but less than all, or none of the Performance Shares granted with respect to a Performance Period are earned pursuant to any Award of Performance Shares. An Employee will be entitled to receive payments with respect to any Performance Shares only to the extent that those Performance Shares are earned under one or more such formulas and no payments shall be made under any Section 162(m) Performance Award unless and until the Committee has certified the extent to which the Performance Goals have been attained.

     8.5 Unless otherwise provided in the relevant Award Instrument or as permitted by the last sentence of this Section 8.5, an Employee must be employed by the Company or a Subsidiary on the last day of a Performance Period to be entitled to payment for any Performance Shares. The Committee may, in its sole discretion, provide for a partial or full payment of a Performance Award following termination of an Employee's employment before the end of a Performance Period, which payment shall be made at the same time as the payment would have been made if the Employee's employment had continued through the end of the Performance Period, except that the Committee shall not exercise this discretion in any manner that would cause any Section 162(m) Performance Award to fail to qualify as "performance-based" within the meaning of Code Section 162(m)(4)(C).

     8.6 Payment for Performance Shares. The Company shall pay each Employee who is entitled to payment for Performance Shares earned with respect to any Performance Period an amount for those Performance Shares (a) in cash (based upon the per share Fair Market Value of Common Shares on the last day of the Performance Period), (b) in Common Shares (one Common Share for each Performance Share earned), (c) in Restricted Shares (one Common Share of Restricted Shares for each Performance Share earned), or (d) any combination of the foregoing, in such proportions as the Committee may determine. Restricted Shares issued by the Company in payment of Performance Shares shall be subject to the provisions of
Section 7 to the extent provided by the Committee.

     8.7 Dividends. The Committee may, in its sole discretion, at the time Performance Shares are granted, provide that dividends, if any, declared on Common Shares from the beginning of the Performance Period through the date of payment of the Award of Performance Shares that would have been paid with respect to Performance Shares had they been Common Shares owned by a grantee, shall be (a) paid to the grantee in cash, or (b) accumulated for the benefit of the grantee and converted into an increased number of Performance Shares to be paid to the grantee pursuant to the Award.

     8.8 Delayed Payment. If the Committee, in its sole discretion, determines that any amount payable as a Performance Award will not be deductible by the Company by reason of Code Section 162(m) if paid when otherwise scheduled, but will be deductible if paid by the Company at a later date, the Committee may cause the Company to delay the payment of that amount until the amount so paid will be deductible under Code Section 162(m). The delayed payment of a Performance Award payable in Common Shares or Restricted Shares shall be equal to the number of Performance Shares earned but unpaid. The delayed payment of a Performance Award payable in cash shall be equal to the Fair Market Value of the earned but unpaid Performance Shares as of the appropriate date selected by the Committee.

     9. Termination of Employment. After an Employee's Employment Termination Date, the rules set forth in this Section 9 shall apply. All factual determinations with respect to the termination of an Employee's employment that may be relevant under this Section 9 shall be made by the Committee in its sole discretion.

     9.1 Termination Other Than Upon Death or Disability or for Cause. Upon any termination of an Employee's employment for any reason other than the Employee's disability or death or the Employee's termination for Cause:

     (a) Unless otherwise provided in the relevant Award Instrument, the Employee shall have the right during the period ending three months after the Employment Termination Date, but not later than the Option Expiration Date, to exercise any Options and related SARs that were outstanding on the Employment Termination Date, if and to the same extent as those Options and SARs were exercisable by the Employee on the Employment Termination Date,

     (b) Unless otherwise provided in the relevant Award Instrument, the Employee shall offer for resale at the Acquisition Price to the Company each Common Share of Restricted Shares held by the Employee at the Employment Termination Date with respect to which, as of that date, any restrictions, conditions, or contingencies have not lapsed, and

     (c) Unless otherwise provided in the relevant Award Instrument, the Employee shall forfeit each Performance Share with respect to which, as of that date, any restrictions, conditions, or contingencies have not lapsed.

     9.2 Termination Due To Disability. Upon any termination of an Employee's employment due to disability:

     (a) Unless otherwise provided in the relevant Award Instrument, the Employee, or the Employee's Representative, shall have the right (i) to exercise, from time to time during the period ending one year after the Employment Termination Date, but not later than the Option Expiration Date, any Nonqualified Options and related SARs that were outstanding on the Employment Termination Date, if and to the same extent those Options and SARs were exercisable by the Employee on the Employment Termination Date, and (ii) to exercise, from time to time during the period ending one year after the Employment Termination Date, but not later than the Option Expiration Date, any Incentive Stock Options and related SARs that were outstanding on the Employment Termination Date, if and to the same extent as those Options and SARs were exercisable by the Employee on the Employment Termination Date (even though exercise of the Incentive Stock Option more than three months after the Employment Termination Date may cause the Option to fail to qualify for Incentive Stock Option treatment under the Code),

     (b) Unless otherwise provided in the relevant Award Instrument, the Employee, or the Employee's Representative, shall offer for resale at the Acquisition Price to the Company each Common Share of Restricted Shares held by the Employee at the Employment Termination Date with respect to which, as of that date, any restrictions, conditions, or contingencies have not lapsed, and

     (c) Unless otherwise provided in the relevant Award Instrument, the Employee shall forfeit each Performance Share with respect to which, as of that date, any restrictions, conditions, or contingencies have not lapsed.

     9.3 Death of an Employee. Upon the death of an Employee while employed by the Company or any Subsidiary or within any of the periods referred to in either of Section 9.1 or Section 9.2 during which any particular Option or SAR remains potentially exercisable:

     (a) Unless otherwise provided in the relevant Award Instrument (in which the Committee may specify a different period of extension of the Option Expiration Date in the event of the death of the Employee), if the Option Expiration Date of any Nonqualified Option that had not expired before the Employee's death would otherwise expire before the first anniversary of the Employee's death, that Option Expiration Date shall automatically be extended to the first anniversary of the Employee's death,

     (b) Unless otherwise provided in the relevant Award Instrument, any Options and related SARs that are outstanding on the date of the Employee's death shall become immediately exercisable in full and the Employee's Representative shall have the right to exercise, from time to time during the period ending one year after the date of the Employee's death, but not later than the Option Expiration Date, any such Options and related SARs in accordance with Section 5.4 (as to any Options) or Section 6.2 (as to any SARs),

     (c) Unless otherwise provided in the relevant Award Instrument, the Restriction Period with respect to all outstanding Awards of Restricted Shares that had been outstanding on the date of the Employee's death shall immediately terminate, and

     (d) Unless otherwise provided in the relevant Award Instrument, the restrictions, conditions, or contingencies on any Performance Shares held by the Employee at the date of death shall be modified in such manner as the Committee may specify to give the Employee's Representative the benefit of those Performance Shares through that date.

     9.4 Termination for Cause. Upon any termination of an Employee's employment for Cause:

     (a) All of the Employee's rights with respect to unexercised Options and SARs shall expire immediately before the Employment Termination Date,

     (b) The Employee shall offer for resale at the Acquisition Price to the Company all Restricted Shares held by the Employee at the Employment Termination Date with respect to which, as of that date, any restrictions, conditions, or contingencies have not lapsed, and

     (c) The Employee shall forfeit all Performance Shares with respect to which, as of the Employment Termination Date, any restrictions, conditions, or contingencies have not lapsed.

     10. Acceleration Upon Change of Control. Unless otherwise specified in the relevant Award Instrument, upon the occurrence of a Change of Control of the Company, each Award theretofore granted to any Employee that then remains outstanding shall be modified as follows: (a) any outstanding Option shall become immediately exercisable in full, (b) SARs related to any such Options shall also become immediately exercisable in full, (c) the Restriction Period with respect to all outstanding Awards of Restricted Shares shall immediately terminate, and (d) the restrictions, conditions, or contingencies on any Performance Shares shall be modified in such manner as the Committee may specify to give the Employee the benefit of those Performance Shares through the date of Change of Control.

     11. Assignability. Except as may be otherwise provided by the Committee and reflected in the Award Instrument, no Option, SAR, Restricted Share, or Performance Share may be transferred other than by will or by the laws of descent and distribution. During an Employee's lifetime, only the Employee (or in the case of incapacity of an Employee, the Employee's attorney-in-fact or legal guardian) may exercise any Award requiring or permitting exercise.

     12. Adjustment Upon Changes in Common Shares. In the event of any stock dividend, stock split, or share combination of the Common Shares or any reclassification, recapitalization, merger, consolidation, other form of business combination, liquidation, or dissolution involving the Company or any spin-off or other distribution to shareholders of the Company (other than normal cash dividends), (a) the Committee shall make appropriate adjustments to the overall aggregate limit set forth in Section 2.1 and to the specific further limits set forth in Section 2.2, and (b) the Committee shall adjust the number and kind of shares subject to, the price per share under, and the terms and conditions of each then outstanding Award to the extent necessary and in such manner that the benefits of Employees under all then outstanding Awards shall be maintained substantially as before the occurrence of such event. Any adjustment so made by the Committee shall be conclusive and binding for all purposes of the Plan as of such date as the Committee may determine.

     13. Purchase For Investment. Each person acquiring Common Shares pursuant to any Award may be required by the Company to furnish a representation that he or she is acquiring the Common Shares so acquired as an investment and not with a view to distribution thereof if the Company, in its sole discretion, determines that such representation is required to ensure that a resale or other disposition of the Common Shares would not involve a violation of the Securities Act of 1933, as amended, or of applicable blue sky laws. Any investment representation so furnished shall no longer be applicable at any time such representation is no longer necessary for such purposes.

     14. Withholding of Taxes. The Company will withhold from any payments of cash made pursuant to the Plan such amount as is necessary to satisfy all applicable federal, state, and local withholding tax obligations. The Committee may, in its sole discretion and subject to such rules as the Committee may adopt from time to time, permit or require an Employee to satisfy, in whole or in part, any withholding tax obligation that may arise in connection with the grant of an Award, the lapse of any restrictions with respect to an Award, the acquisition of Common Shares pursuant to any Award, or the disposition of any Common Shares received pursuant to any Award by such means as the Committee may determine including, without limitation, by having the Company hold back some portion of the Common Shares that would otherwise be delivered pursuant to the Award or by delivering to the Company an amount equal to the withholding tax obligation arising with respect to such grant, lapse, acquisition, or disposition in (a) cash, (b) Common Shares, or (c) such combination of cash and Common

Shares as the Committee may determine. The Fair Market Value of the Common Shares to be so held back by the Company or delivered by the Employee shall be determined as of the date on which the obligation to withhold first arose. The Company may apply the provisions of this Section 14 based upon generally applicable withholding rates and without regard to any statutory minimum rate applicable to special payments.

     15. Awards in Substitution for Awards Granted by Other Companies. Awards, whether Incentive Stock Options, Nonqualified Options, SARs, Restricted Shares, or Performance Shares, may be granted under the Plan in substitution for awards held by employees of a company who become Employees of the Company or a Subsidiary as a result of the merger or consolidation of the employer company with the Company or a Subsidiary, or the acquisition by the Company or a Subsidiary of the assets of the employer company, or the acquisition by the Company or a Subsidiary of stock of the employer company as a result of which it becomes a Subsidiary. The terms, provisions, and benefits of the substitute Awards so granted may vary from the terms, provisions, and benefits set forth in or authorized by the Plan to such extent as the Committee at the time of the grant may deem appropriate to conform, in whole or in part, to the terms, provisions, and benefits of the awards in substitution for which they are granted.

     16. Legal Requirements. No Awards shall be granted and the Company shall have no obligation to make any payment under the Plan, whether in Common Shares, cash, or any combination thereof, except in compliance with all applicable federal and state laws and regulations, including, without limitation, the Code and federal and state securities laws.

     17. Duration and Termination of the Plan. The Plan shall become effective and shall be deemed to have been adopted on the date on which it is approved by the shareholders of the Company and shall remain in effect thereafter until terminated by action of the Board of Directors. No termination of the Plan shall adversely affect the rights of any Employee with respect to any Award granted before the effective date of the termination.

     18. Amendments. The Board of Directors, or a duly authorized committee thereof, may alter or amend the Plan from time to time prior to its termination in any manner the Board of Directors, or such duly authorized committee, may deem to be in the best interests of the Company and its shareholders, except that no amendment that would increase the overall aggregate limit set forth in
Section 2.1 or any of the specific further limits set forth in Section 2.2, in each case as adjusted by Section 12, may be made without shareholder approval. The Board of Directors, or a duly authorized committee thereof, shall have the authority to amend the terms and conditions applicable to outstanding Awards (a) in any case where expressly permitted by the terms of the Plan or of the relevant Award Instrument or (b) in any other case with the consent of the Employee to whom the Award was granted, except that no amendment of an Option, or an Option and its related SAR, may reduce the exercise price of such Option. Except as expressly provided in the Plan or in the Award Instrument evidencing the Award, the Committee may not, without the consent of the holder of an Award granted under the Plan, amend the terms and conditions applicable to that Award in a manner adverse to the interests of the Employee.

     19. Plan Noncontractual. Nothing herein contained shall be construed as a commitment to or agreement with any person employed by the Company or a Subsidiary to continue such person's employment with the Company or the Subsidiary, and nothing herein contained shall be construed as a commitment or agreement on the part of the Company or any Subsidiary to continue the employment or the annual rate of compensation of any such person for any period. All Employees shall remain subject to discharge to the same extent as if the Plan had never been put into effect.

     20. Interest of Employees. Any obligation of the Company under the Plan to make any payment at any future date merely constitutes the unsecured promise of the Company to make such payment from its general assets in accordance with the Plan, and no Employee shall have any interest in, or lien or prior claim upon, any property of the Company or any Subsidiary by reason of that obligation.

     21. Claims of Other Persons. The provisions of the Plan shall in no event be construed as giving any person, firm, or corporation any legal or equitable right against the Company or any Subsidiary, their officers, Employees, agents, or directors, except any such rights as are specifically provided for in the Plan or are hereafter created in accordance with the terms and provisions of the Plan.

     22. Absence of Liability. No member of the Board of Directors of the Company or a Subsidiary, of the Committee, of any other committee of the Board of Directors, or any officer or Employee of the Company or a

Subsidiary shall be liable for any act or action under the Plan, whether of commission or omission, taken by any other member, or by any officer, agent, or Employee, or, except in circumstances involving his bad faith or willful misconduct, for anything done or omitted to be done by himself.

     23. Severability. The invalidity or unenforceability of any particular provision of the Plan shall not affect any other provision hereof, and the Plan shall be construed in all respects as if such invalid or unenforceable provision were omitted herefrom.

     24. Governing Law. The provisions of the Plan shall be governed and construed in accordance with the laws of the State of Ohio.

     25. Definitions.

     25.1 1934 Act. The term "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

     25.2 Acquisition Price. The term "Acquisition Price" with respect to any Restricted Shares shall mean such amount, if any, as may be specified by the Committee in the Award Instrument with respect to those Restricted Shares as the consideration to be paid by the Employee for those Restricted Shares.

     25.3 Award. The term "Award" shall mean an award granted under the Plan of an Option, of Stock Appreciation Rights, of Restricted Shares, or of Performance Shares.

     25.4 Award Instrument. The term "Award Instrument" shall mean a written instrument evidencing an Award in such form and with such provisions as the Committee may prescribe, including, without limitation, an agreement to be executed by the Employee and the Company, a certificate issued by the Company, or a letter executed by the Committee or its designee. Each Award Instrument shall provide that acceptance of the Award Instrument by an Employee constitutes agreement to the terms of the Award evidenced thereby.

     25.5 Cause. The Company shall be deemed to have "Cause" for the termination of an Employee's employment if the Employee has committed any act or series of acts determined by the Committee (in a determination made either before or after the Employment Termination Date) to warrant discharge from employment, including, without limitation, any act of theft or dishonesty in connection with the Employee's employment with the Company, any unauthorized disclosure of confidential information belonging to the Company, or other similar action.

     25.6 Change of Control. A "Change of Control" shall be deemed to have occurred if at any time or from time to time after the date of adoption of the
Plan:

     (a) there is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form, or report), each as adopted under the 1934 Act, disclosing the acquisition of 25% or more of the voting stock of the Company in a transaction or series of transactions by any person (as the term "person" is used in Section 13(d) and Section 14(d)(2) of the 1934
     Act),

     (b) during any period of 730 consecutive days or less, individuals who at the beginning of such period constitute the directors of the Company cease for any reason to constitute at least a majority thereof unless the election of each new director of the Company was approved or recommended by the vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of that period,

     (c) the Company merges with or into or consolidates with another corporation following approval of the shareholders of the Company of such merger or consolidation and, after giving effect to such merger or consolidation, less than 50% of the then outstanding voting securities of the surviving or resulting corporation represent or were issued in exchange for voting securities of the Company outstanding immediately prior to such merger or consolidation,

     (d) there is a sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company following approval of the shareholders of the Company of such transaction or series of transactions, or

     (e) the shareholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company.

     25.7 Code. The term "Code" shall mean the Internal Revenue Code of 1986, as amended.

     25.8 Committee. The term "Committee" shall mean a committee appointed by the Board of Directors of the Company to administer the Plan. The Committee shall be composed of not less than two directors of the Company. The Board of Directors may also appoint one or more directors as alternate members of the Committee. No officer or Employee of the Company or of any Subsidiary shall be a member or alternate member of the Committee. The Committee shall at all times be comprised solely of "outside directors" within the meaning of Code Section 162(m) and in such a manner as to satisfy the "non-employee" director standard contained in Rule 16b-3.

     25.9 Common Shares. The term "Common Shares" shall mean common shares of the Company without par value.

     25.10 Company. The term "Company" shall mean STERIS Corporation and its successors, including the surviving or resulting corporation of any merger of STERIS Corporation with or into, or any consolidation of STERIS Corporation with, any other corporation or corporations.

     25.11 Disability. An Employee shall be deemed to have suffered a "Disability" if and only if (a) the Employee has established to the satisfaction of the Committee that the Employee is unable to perform the Employee's normal duties and responsibilities with the Company by reason of a medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months, all within the meaning of Section 22(e)(3) of the Code, and (b) the Employee has satisfied any other requirement that may be imposed by the Committee.

     25.12 Employee. The term "Employee" shall mean any individual employed by the Company or by any Subsidiary (including any individual employed by the Company or any Subsidiary who is also a member of the Board of Directors of the Company or of any Subsidiary).

     25.13 Employee's Representative. The term "Employee's Representative" shall mean, (a) in the case of a deceased Employee, the Employee's executor or administrator or the person or persons to whom the Employee's rights under any Award are transferred by will or the laws of descent and distribution, and (b) in the case of a disabled or incapacitated Employee, the Employee's attorney-in-fact or legal guardian.

     25.14 Employment Termination Date. The term "Employment Termination Date" with respect to an Employee shall mean the first date on which, as of the end of the day, the Employee is no longer employed by the Company or any Subsidiary.

     25.15 Exercise Price. The term "Exercise Price" with respect to an Option shall mean the price specified in the Option at which the Common Shares subject to the Option may be purchased by the holder of the Option.

     25.16 Fair Market Value. Except as otherwise determined by the Committee, the term "Fair Market Value" with respect to Common Shares shall mean the closing sales price of the Common Shares as reported on the national securities exchange on which the Common Shares are traded, or, if applicable, as reported on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") National Market, on the date for which the determination of fair market value is made or, if there are no sales of Common Shares on that date, then on the next preceding date on which there were any sales of Common Shares. If the Common Shares are not or cease to be traded on a national securities exchange or on the NASDAQ National Market, the "Fair Market Value" of Common Shares shall be determined in the manner prescribed by the Committee.

     25.17 Incentive Stock Option. The term "Incentive Stock Option" shall mean an Option intended by the Committee to qualify as an "incentive stock option" within the meaning of Section 422 of the Code.

     25.18 Nonqualified Option. The term "Nonqualified Option" shall mean an Option intended by the Committee not to qualify as an "incentive stock option" under Section 422 of the Code.

     25.19 Option. The term "Option" shall mean an Award entitling the holder thereof to purchase a specified number of Common Shares at a specified price during a specified period of time.

     25.20 Option Expiration Date. The term "Option Expiration Date" with respect to any Option shall mean the date selected by the Committee after which, except as provided in Section 9.3 in the case of the death of the Employee to whom the option was granted, the Option may not be exercised.

     25.21 Performance Goal. The term "Performance Goal" shall mean a performance goal specified by the Committee in connection with the potential grant of Performance Shares and may include, without limitation, goals based upon cumulative earnings per Common Share, return on investment, return on shareholders' equity, or achievement of any other goals, whether or not readily expressed in financial terms, that are related to the performance by the Company, by any Subsidiary, or by any Employee or group of Employees in connection with services performed by that Employee or those Employees for the Company, a Subsidiary, or any one or more subunits of the Company or of any Subsidiary.

     25.22 Performance Period. The term "Performance Period" shall mean such one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be relevant in connection with one or more Awards of Performance Shares.

     25.23 Performance Shares. The term "Performance Shares" shall mean an Award denominated in Common Shares and contingent upon attainment of one or more Performance Goals by the Company or a Subsidiary or any subunit of the Company or of any Subsidiary over a Performance Period.

     25.24 Plan. The term "Plan" shall mean this STERIS Corporation 1998 Long-Term Incentive Stock Plan as from time to time hereafter amended in accordance with Section 18.

     25.25 Restricted Shares. The term "Restricted Shares" shall mean Common Shares of the Company delivered to an Employee pursuant to an Award subject in every case to:

     (a) the restriction that the Employee not sell, transfer, otherwise dispose of, or pledge or otherwise hypothecate the Restricted Shares during the applicable Restriction Period, and

     (b) the requirement that, subject to the provisions of Section 9, if the Employee's employment terminates so that the Employee is no longer employed by the Company or any Subsidiary before the end of the applicable Restriction Period, the Employee will offer to sell to the Company at the Acquisition Price each Common Share of Restricted Shares held by the Employee at the Employment Termination Date with respect to which, as of that date, any restrictions, conditions, or contingencies have not lapsed.

In addition to the restriction and requirement set forth in (a) and (b), above, each Common Share of Restricted Shares shall be subject to such other restrictions, conditions, and contingencies, if any, as the Committee may provide in the Award Instrument with respect to those Restricted Shares.

     25.26 Restriction Period. The term "Restriction Period" with respect to an Award of Restricted Shares shall mean the period selected by the Committee and specified in the Award Instrument with respect to those Restricted Shares during which the Employee may not sell, transfer, otherwise dispose of, or pledge or otherwise hypothecate the Restricted Shares. The length of the Restriction Period shall be determined by the Committee in its sole discretion.

     25.27 Rule 16b-3. The term "Rule 16b-3" shall mean Rule 16b-3 or any successor provision under the 1934 Act.

     25.28 Stock Appreciation Right. The term "Stock Appreciation Right" or "SAR" shall mean an Award granted to an Employee with respect to all or any part of any Option that entitles the holder thereof to receive from the Company, upon exercise of the SAR and surrender of the related Option, or any portion of the SAR and the related Option, an amount equal to 100%, or such lesser percentage as the Committee may determine at the time of the grant of the Award, of the excess, if any, measured at the time of the exercise of the SAR, of (a) the Fair Market Value of the Common Shares subject to the Option with respect to which the SAR is exercised over (b) the Exercise Price of those Common Shares under the Option.

     25.29 Subsidiary. The term "Subsidiary" shall mean any corporation, partnership, joint venture, or other business entity in which the Company owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock (in the case of a corporation) or other ownership interests (in the case of any entity other than a corporation).

PROXY                                                                      PROXY
                               STERIS CORPORATION
           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JULY 23, 1998
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

At the Annual Meeting of Shareholders of the Company to be held on July 23, 1998, and at any adjournment thereof, Bill R. Sanford, Raymond A. Lancaster, and Loyal W. Wilson, and each of them, with full power of substitution in each (the "Proxies"), are hereby authorized to represent me and to vote my shares on the following:

Electing directors of a class to serve for a two-year term of office expiring at the Company's 2000 Annual Meeting of Shareholders ("Class II" Directors). The nominees of the Board of Directors for Class II are: Jerry E. Robertson, Frank
E. Samuel, Jr., Bill R. Sanford, and Loyal W. Wilson.

Approving an Amendment to the Articles of Incorporation to Increase the Authorized Number of Common Shares.

Approving the STERIS Corporation Senior Executive Management Incentive Compensation Plan.

Approving the STERIS Corporation 1998 Long-Term Incentive Stock Plan.

THE BOARD OF DIRECTORS RECOMMENDS TO ELECT AS CLASS II DIRECTORS THE NOMINEES LISTED ABOVE, TO APPROVE AN AMENDMENT TO THE ARTICLES OF INCORPORATION, TO APPROVE THE STERIS CORPORATION SENIOR EXECUTIVE MANAGEMENT INCENTIVE COMPENSATION PLAN, AND TO APPROVE THE STERIS CORPORATION 1998 LONG-TERM INCENTIVE STOCK PLAN.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED TO ELECT AS CLASS II DIRECTORS THE NOMINEES LISTED ABOVE, TO APPROVE AN AMENDMENT TO THE ARTICLES OF INCORPORATION, TO APPROVE THE STERIS CORPORATION SENIOR EXECUTIVE MANAGEMENT INCENTIVE COMPENSATION PLAN, AND TO APPROVE THE STERIS CORPORATION 1998 LONG-TERM INCENTIVE STOCK PLAN. SEE REVERSE SIDE.

                                                       (change of address)

                                                  ------------------------------

                                                  ------------------------------

                                                  ------------------------------

                                                  ------------------------------
                                                  (If you have written in the
                                                  above space, please mark the
                                                  corresponding box on the
                                                  reverse side.)

 ................................................................................

            [ARROW]           FOLD AND DETACH HERE           [ARROW]

PLEASE VOTE, SIGN, DATE, AND RETURN THIS PROXY FORM PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.

                                                        STERIS CORPORATION
[                           PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.  [ ]                            ]

                                            FOR   WITHHELD   FOR ALL
                                            ALL     ALL      EXCEPT:                                           FOR  AGAINST  ABSTAIN
1. Election of Directors                     [ ]     [ ]     [ ]       2. Approval of an Amendment to the       [ ]     [ ]    [ ]
   Director Nominees:                                                     Articles of Incorporation to Increase
   --------------------------------                                       the Authorized Number of Common Shares.
   Jerry E. Robertson, Frank E. Samuel, Jr.,                                                                   FOR  AGAINST  ABSTAIN
   Bill R. Sanford, and Loyal W. Wilson.                               3. Approval of the STERIS Corporation
   THE BOARD OF DIRECTORS RECOMMENDS A VOTE                               Senior Executive Management Incentive [ ]     [ ]    [ ]
   FOR ALL THE ABOVE NOMINEES.                                            Compensation Plan.
                                                                                                               FOR  AGAINST  ABSTAIN
   --------------------------------------------                        4. Approval of the STERIS Corporation
   Nominee Exception                                                      1998 Long-Term Incentive Stock Plan.  [ ]     [ ]    [ ]

                                                                          THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                                                                          FOR ITEMS 2, 3, AND 4.

                                                                          In their discretion, the Proxies are
                                                                          authorized to vote upon such other
                                                                          business as may properly come before the
                                                                          meeting or at any adjournment thereof and
                                                                          matters incident to the conduct of the
                                                                          meeting.


                                                                          Change of Address [ ]     Date: _______________, 1998
                                                                          Attend Meeting    [ ]
                                                                                                    ------------------------------
                                                                                                    Signature(s)

                                                                                                    ------------------------------
                                                                                                    Signature(s)

                                                                                  NOTE: Please sign exactly as name appears hereon.
                                                                                        Joint owners should each sign. When signing
                                                                                        as attorney, executor, administrator,
                                                                                        trustee or guardian, please give full title
                                                                                        as such.
 ...................................................................................................................................

                                           *           FOLD AND DETACH HERE            *

                     PLEASE VOTE, SIGN, DATE, AND RETURN THIS PROXY FORM PROMPTLY USING THE ENCLOSED ENVELOPE.


                                 DIRECTION FORM
                               STERIS CORPORATION
           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JULY 23, 1998
    INSTRUCTIONS FOR VOTING SHARES HELD BY KEY TRUST COMPANY OF OHIO, N.A., TRUSTEE UNDER THE STERIS CORPORATION 401(k) PLAN AND TRUST (THE "PLAN")

Pursuant to the Plan, I hereby direct Key Trust Company of Ohio, N.A., as Trustee, to vote in person or by proxy all Common Shares of the Company credited to my stock fund account under the Plan at the Annual Meeting of Shareholders of the Company to be held on July 23, 1998, and at any adjournment thereof, as specified, on all matters coming before said meeting.

Electing directors of a class to serve for a two-year term of office expiring at the Company's 2000 Annual Meeting of Shareholders ("Class II" Directors). The nominees of the Board of Directors for Class II are: Jerry E. Robertson, Frank
E. Samuel, Jr., Bill R. Sanford, and Loyal W. Wilson.

Approving an Amendment to the Articles of Incorporation to Increase the Authorized Number of Common Shares.

Approving the STERIS Corporation Senior Executive Management Incentive Compensation Plan.

Approving the STERIS Corporation 1998 Long-Term Incentive Stock Plan.

THE BOARD OF DIRECTORS RECOMMENDS TO ELECT AS CLASS II DIRECTORS THE NOMINEES LISTED ABOVE, TO APPROVE AN AMENDMENT TO THE ARTICLES OF INCORPORATION, TO APPROVE THE STERIS CORPORATION SENIOR EXECUTIVE MANAGEMENT INCENTIVE COMPENSATION PLAN, AND TO APPROVE THE STERIS CORPORATION 1998 LONG-TERM INCENTIVE STOCK PLAN.

IF THE TRUSTEE DOES NOT RECEIVE YOUR INSTRUCTIONS FOR VOTING, IT WILL VOTE THE SHARES CREDITED TO YOUR STOCK FUND ACCOUNT IN THE SAME PROPORTION AS IT VOTES THOSE SHARES WITH RESPECT TO WHICH IT DOES RECEIVE VOTING INSTRUCTIONS REGARDING THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED ABOVE, APPROVAL OF AN AMENDMENT TO THE ARTICLES OF INCORPORATION, APPROVAL OF THE STERIS CORPORATION SENIOR EXECUTIVE MANAGEMENT INCENTIVE COMPENSATION PLAN, APPROVAL OF THE STERIS CORPORATION 1998 LONG-TERM INCENTIVE STOCK PLAN, AND ALL OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. SEE REVERSE SIDE.

DIRECTION FORMS MUST ARRIVE AT THE OFFICES OF HARRIS TRUST AND SAVINGS BANK, THE TABULATING AGENT, NO LATER THAN 5:00 P.M. EASTERN DAYLIGHT-SAVING TIME ON JULY 17, 1998, FOR TABULATION.
                                                       (change of address)

                                                  ------------------------------

                                                  ------------------------------

                                                  ------------------------------

                                                  ------------------------------
                                                  (If you have written in the
                                                  above space, please mark the
                                                  corresponding box on the
                                                  reverse side.)

 ................................................................................

            [ARROW]           FOLD AND DETACH HERE           [ARROW]

   PLEASE VOTE, SIGN, DATE, AND RETURN THIS DIRECTION FORM PROMPTLY USING THE
                               ENCLOSED ENVELOPE.

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                                                        STERIS CORPORATION
[                           PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.  [ ]                            ]

                                            FOR   WITHHELD   FOR ALL
                                            ALL     ALL      EXCEPT:                                           FOR  AGAINST  ABSTAIN
1. Election of Directors                     [ ]     [ ]     [ ]       2. Approval of an Amendment to the       [ ]     [ ]    [ ]
   Director Nominees:                                                     Articles of Incorporation to Increase
   --------------------------------                                       the Authorized Number of Common Shares.
   Jerry E. Robertson, Frank E. Samuel, Jr.,                                                                   FOR  AGAINST  ABSTAIN
   Bill R. Sanford, and Loyal W. Wilson.                               3. Approval of the STERIS Corporation
   THE BOARD OF DIRECTORS RECOMMENDS A VOTE                               Senior Executive Management Incentive [ ]     [ ]    [ ]
   FOR ALL THE ABOVE NOMINEES.                                            Compensation Plan.
                                                                                                               FOR  AGAINST  ABSTAIN
   ------------------------------------------------                    4. Approval of the STERIS Corporation
   Nominee Exception                                                      1998 Long-Term Incentive Stock Plan.  [ ]     [ ]    [ ]

                                                                          THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                                                                          FOR ITEMS 2, 3, AND 4.

                                                                          In its discretion, the Trustee is
                                                                          authorized to vote upon such other
                                                                          business as may properly come before the
                                                                          meeting or at any adjournment thereof and
                                                                          matters incident to the conduct of the
                                                                          meeting.

                                                                          Change of Address [ ]      Date: ____________, 1998
                                                                          Attend Meeting    [ ]
                                                                                                     ----------------------------
                                                                                                     Signature(s)

                                                                                                     ----------------------------
                                                                                                     Signature(s)

                                                                                NOTE: Please sign exactly as name appears hereon.
                                                                                      Joint owners should each sign. When signing
                                                                                      as attorney, executor, administrator, trustee
                                                                                      or guardian, please give full title as such.
 ...................................................................................................................................
                                    *                   FOLD AND DETACH HERE                 *

                   PLEASE VOTE, SIGN, DATE, AND RETURN THIS DIRECTION FORM PROMPTLY USING THE ENCLOSED ENVELOPE.

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